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                                                                   EXHIBIT 10.31

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                             PARTICIPATION AGREEMENT

                          (Del Monte Trust No. 1998-A)

                          Dated as of November 19, 1998

                                      Among

                        DEL MONTE CORPORATION, as Lessee,

                     DEL MONTE FOODS COMPANY, as Guarantor,

            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,
               not in its individual capacity except as expressly
                stated herein, but solely as Certificate Trustee

                      STATE STREET BANK AND TRUST COMPANY,
               not in its individual capacity except as expressly
                       stated herein, but solely as Agent

                       THE PERSONS NAMED ON SCHEDULE I-A,
                           as Certificate Purchasers,

                       THE PERSONS NAMED ON SCHEDULE I-B,
                                   as Lenders




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                      SECURITY PACIFIC LEASING CORPORATION,
                                   as Arranger


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            THIS PARTICIPATION AGREEMENT (Del Monte Trust No. 1998-A), dated as of November 19, 1998 (this "Agreement" or "Participation Agreement"), is among DEL MONTE CORPORATION, a New York corporation, as Lessee; DEL MONTE FOODS COMPANY, a Maryland corporation, as Guarantor; STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, not in its individual capacity except as expressly stated herein, but solely as Certificate Trustee; STATE STREET BANK AND TRUST COMPANY, not in its individual capacity except as expressly stated herein, but solely as Agent; the Persons named on
Schedule I-A hereto (together with their respective permitted successors, assigns and transferees), as Certificate Purchasers; the Persons listed on
Schedule I-B hereto (together with their respective permitted successors, assigns and transferees), as Lenders.


                              PRELIMINARY STATEMENT

        A. Lessee is the owner of the Modesto Site and has contracted to purchase the remaining Sites and desires to enter into the Overall Transaction for the purpose of financing the purchase of the Sites (other then the Modesto
Site) and the construction of the Financed Improvements on all of the Sites.

        B. The Trust under the Trust Agreement has been created for the purpose of providing financing for the purchase of the Sites to be purchased and the construction of the Financed Improvements on all of the Sites.

        C. Subject to the terms and conditions of this Participation Agreement and the other Operative Documents:

        (i)     on the Document Closing Date, among other things:

                        (a) Lessee and Certificate Trustee will enter into the Lease pursuant to which Certificate Trustee will sublease the Modesto Site and lease the balance of the Premises to the Lessee pursuant to the Lease; and

                        (b) Certificate Trustee and Construction Agent will enter into the Construction Agency Agreement pursuant to which Construction Agent will construct the Financed Improvements on the Sites, on behalf of Lessor;

        (ii)    on the Site Acquisition Date for each Site:

                        (a) Certificate Trustee will purchase one or more Sites, or, with respect to the Modesto Site, Lessee and


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                Certificate Trustee will enter into the Ground Lease for such
                Site pursuant to which Certificate Trustee will lease such Site from Lessee;

                        (b) Lessee and Certificate Trustee will enter into a Lease Supplement for each such Site pursuant to which Certificate Trustee will lease (or with respect to the Modesto Site, sublease) each such Site and the Financed Improvements to be constructed thereon to the Lessee pursuant to the Lease; and

                        (c) Certificate Trustee and Construction Agent will enter into a Construction Agency Agreement Supplement for each such Site, which will provide for the construction of Financed Improvements on such Site; and

        (iii)   during the Construction Period:

                        (a) Construction Agent, using Advances funded by the Participants, will construct the Financed Improvements on each Site on behalf of Certificate Trustee; and

                        (b) notwithstanding the effectiveness of certain covenants and terms of the Lease during such period, Lessee will not be required to make scheduled payments of Basic Rent under the Lease and the Lease Supplements for a Site until the Completion Date for such Site.

        D. Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, the Participants are willing to advance funds for the acquisition (or, with respect to the Modesto Site, the ground lease) of the Sites, the financing of the Financed Improvements, and to pay certain Transaction Costs as contemplated herein.

        E. To induce the Participants to provide the funds for such financing and to enter into this Participation Agreement, the Loan Agreement and the transactions contemplated hereby and thereby, Guarantor desires to, and it is a condition to the effectiveness of the Overall Transaction that Guarantor, enter into and deliver to Agent, for the benefit of the Participants, the Guarantees.

        F. To secure their respective Certificate Amounts and Loans, Agent, on behalf of the Participants, will have the benefit of a Lien on the Premises and Certificate Trustee's interest in the Lease.


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        NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

        Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix 1 hereto for all purposes hereof; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Participation Agreement.


                                   ARTICLE II
            EFFECTIVENESS; ACQUISITION AND LEASE; GENERAL PROVISIONS

        SECTION 2.1. Effectiveness of Agreement. This Agreement shall be effective as of the earliest date (on or before November 30, 1998) (the "Document Closing Date") on which all of the conditions precedent thereto set forth in Appendix 2 hereto have been satisfied or waived by the applicable parties as set forth therein.

        SECTION 2.2. Acquisition of Site(s); Grants of Liens.

                (a) Sites. Subject to the terms and conditions of this Participation Agreement, on each Advance Date that constitutes a Site Acquisition Date, (i) Agent shall make an advance (such advance or an advance pursuant to Section 3.3, a "Site Advance"), the proceeds of which shall be used to fund the Site Acquisition Cost of the Sites to be acquired (or, with respect to the Modesto Site, ground leased) on such Site Acquisition Date and related Transaction Costs, (ii) Lessor shall acquire such Sites, or with respect to the Modesto Site, Lessor and Lessee shall enter into the Ground Lease pursuant to which Lessee shall lease the Modesto Site to Lessor, (iii) Lessor and Lessee shall enter into a Site Lease Supplement for each such Site pursuant to which Lessor shall lease (or sublease in the case of the Modesto Site) to Lessee such Sites together with the Financed Improvements to be constructed thereon, and
(iv) Lessee and Lessor shall enter into and Lessee shall record the Lease Supplement, the Mortgages and the Financing Statements.


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                (b)     Construction Costs. Subject to the terms and conditions
of this Participation Agreement, on each Advance Date that constitutes a Construction Advance Date, Agent shall make an advance (a "Construction Advance"), the proceeds of which shall be used by Construction Agent for the payment of Construction Costs, and to fund Capitalized Interest and Capitalized Yield relating to any Interest and Yield accrued during the Payment Period immediately preceding such Construction Advance on the portion of the outstanding principal amount of the Certificates and the Notes attributable to any Sites for which a Completion Date has not occurred.

        SECTION 2.3. Fundings.

                (a) Amount of Fundings. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, upon receipt of an Advance Request, on each Advance Date each Certificate Purchaser shall acquire its interest in the Trust Estate and each Lender will assist in funding Certificate Trustee's Advance, in each case by making available to Certificate Trustee by wire transfer in accordance with the instructions set forth in the Advance Request an amount in immediately available funds on such Advance Date equal to such Participant's Commitment Percentage of the aggregate amount of the requested Advance with respect to each Site, which funding by such Participant, together with the fundings for such Advance by all other Participants on such date plus all prior fundings by the Participants on each prior Advance Date, shall not exceed such Participant's Commitment for such Site, as adjusted pursuant to Section 2.3(e), or the aggregate Commitments as set forth on
Schedule I-A and Schedule I-B, as applicable.

                (b) Notes and Certificates. Each Lender's Loan shall be evidenced by a separate Note issued to such Lender and repayable in accordance with and with Interest accruing pursuant to the terms of the Loan Agreement. The amounts made available by each Certificate Purchaser on each Advance Date shall be evidenced by a separate Certificate issued by Certificate Trustee to each Certificate Purchaser and held by Agent on each such Certificate Purchaser's behalf. Each Certificate shall accrue Yield at the Yield Rate on the Certificate Amount thereof, payable as more fully set forth in the Trust Agreement.

                (c) Advances to Lessee and Construction Agent. Any Advance required to be made by Certificate Trustee pursuant to any Operative Document shall be made by the Participants making a

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Funding directly into a Site Acquisition Escrow with respect to a Site Advance or disbursed to Lessee with respect to a Construction Advance. Such Funding by the Participants into either a Site Acquisition Escrow or directly to Lessee with respect to a Construction Advance shall be deemed to constitute: (i) the required Funding from the Participants to Certificate Trustee, and (ii) the corresponding Advance by Lessee or Certificate Trustee to Lessee or Construction Agent.

                (d) Advances; Limitations and Limits. In addition to any other provision hereof, Certificate Trustee shall not be obligated to make an Advance to Lessee or Construction Agent, and no Participant shall be obligated to Fund any Loan, and no Certificate Purchaser shall be required to Fund any Certificate Amount on such Advance Date if the amount of such Advance would exceed the Aggregate Available Amount for such Site or, after giving effect to such Advance, the aggregate outstanding amount of Loans and Certificate Amounts with respect to such Site would exceed the aggregate Commitments for such Site.

                The amount of the initial Advance shall be used solely to pay for the Site Acquisition Cost of the Sites to be acquired on that date, any Transaction Costs incurred through the initial Advance Date, and to reimburse Construction Agent for any Construction Costs paid by Construction Agent prior to such date. Following the initial Advance Date, each Site Advance requested by Lessee shall be used solely for payment of the Site Acquisition Costs for the Site for which such Site Advance is made or any Transaction Costs incurred through the Advance date, and each Construction Advance shall be used solely to reimburse Construction Agent for any Construction Costs or Transaction Costs paid by Construction Agent prior to the date of the Advance Request for such Construction Advance.

                The initial Advance Date shall occur on or before November 30, 1998. Each Advance Date shall be a Business Day, and there shall be no more than one Advance during any calendar month (excluding any Advance made solely to pay the Commitment Fee pursuant to Section 2.15 or Capitalized Interest and Capitalized Yield pursuant to Section 2.13). Each Advance (which may be for one or more Sites) shall be in a minimum amount equal to $500,000, or an integral multiple of $100,000 in excess thereof, provided, that so long as an Advance is for, in whole or in part, the full amount of the aggregate Available Commitment for any one or more Sites and exceeds the minimum threshold of $500,000, such Advance need not be in an integral multiple of $100,000. All remittances made by Certificate Purchasers and Lenders for the Funding of any Advance shall be made in immediately available federal funds by

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wire transfer to Agent for deposit not later than 1:00 p.m., New York time, on the applicable Advance Date to such account as Lessee or Construction Agent, as applicable, shall have indicated in the Advance Request. The Funding by each Certificate Purchaser and each Lender to Agent of its respective portion of an Advance shall constitute authorization and direction by such party to Agent to make an Advance pursuant to Article 3. One or more Site Advances and Construction Advances may occur on the same Advance Date and, for purposes of the restriction in the second sentence of this paragraph, will constitute one Advance.

                (e)     Termination of Commitments.

                        (i) Notwithstanding anything in this Participation Agreement to the contrary, the Commitments shall terminate and Agent shall not be obligated to make any Advance, and no party hereto shall be obligated to make any Fundings, and no Advance Date may thereafter occur
        (i) upon the occurrence of the earlier of (x) 2:00 p.m. New York time on November 30, 2000, or (y) a termination of the Lenders' Commitments pursuant to Section 6.2 of the Loan Agreement; (ii) in the case of Site Advances, July 31, 1999, and (iii) in the case of Construction Advances, the earlier of the Final Completion Date for such Site and the Outside Completion Date; provided, however, that upon Completion of any Site and the payment of all Site Acquisition Costs, Construction Costs and Transaction Costs incurred in connection with such Site (including any amounts which are being contested as provided in Section 3.5(b)(i)), any Commitment for such Site which is then unused shall be allocated to remaining Sites which have not yet been Completed, pro rata, in proportion to the Commitments for each such Site before the allocations described in this Section; provided, however, that no such Commitment for any Site, as adjusted as provided in this Section 2.3(e) shall exceed the "as built" Fair Market Value for such Site as set forth in the Appraisal.

                        (ii) Lessee shall have the right, upon not less than ten (10) days prior written notice to Lessor, Agent and each Participant and the satisfaction of the conditions set forth below, to voluntarily
        (x) reduce the Commitment for any Site, or (y) before the Site Acquisition Date for any Site, to terminate all but not less than all of the Commitments of the Participants with respect to such Site and to eliminate such Site as a Site to become subject to this Participation Agreement and the other Operative Documents.


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        Any such exercise by Lessee of the right set forth this Section
2.3(e)(ii)(x), to reduce the Commitments for any Site, shall be subject to the satisfaction of the following conditions:

                                (A) Lessee shall certify to Lessor and Agent with respect to such Site following such reduction of the Commitments for such Site: (i) that the Financed Improvements to be constructed on such Site can be constructed for the remaining amount of the Commitments for such Site, setting forth the Construction Budget for such Site and the then remaining unused and unallocated amount of the contingency reserve after giving effect to such reduction of the Commitments for such Site, which calculations shall include capitalized Interest and Yield thereafter expected to accrue, (ii) that the remaining contingency reserves for such Site after such reduction of the Commitments for such Site are sufficient for any reasonably foreseeable contingency which might occur during the remaining course of construction of the Financed Improvements to be constructed on such Site, and (iii) setting forth the anticipated date on which the construction of the Financed Improvements to be constructed on such Site will be completed;

                                (B) Lessee shall provide to Lessor and Agent Construction Consultant's written concurrence with Lessee's certification described in Section 2.3(e)(ii)(A) above; and

                                (C) All fees, expenses, Transaction Costs and other amounts previously paid by Lessee or accrued with respect to the portion of the Commitment so reduced through the effective date of such Reduction shall be paid in accordance with Section 2.15.

                Any such exercise by Lessee of the right set forth this Section 2.3(e)(ii)(y), to terminate the entire Commitments of the Participants with respect to a Site, shall be subject to the satisfaction of the condition that after the reallocation of any Transaction Costs or other costs previously incurred with respect to such Site as to which the Commitments of the Participants are to be terminated to the other Sites, the Fair Market Value of the remaining Sites, as improved with the Financed Improvements, must exceed the non- terminated aggregate Commitments of the Participants.


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        SECTION 2.4. Application of Funds; Purchase and Lease of Premises.

                (a) Subject to the terms and conditions of this Agreement, on the initial Advance Date, Certificate Trustee shall pay certain Transaction Costs from funds made available by the Participants pursuant to Section 2.3(a). Effective on the initial Advance Date, Lessee is hereby appointed as Certificate Trustee's agent (the "Construction Agent") to construct the Financed Improvements on the terms and conditions set forth herein and in the Construction Agency Agreement. On the initial Advance Date and on each subsequent Advance Date, upon the satisfaction of the terms and conditions of this Participation Agreement, Certificate Trustee shall make an Advance from funds made available by the Participants pursuant to Section 2.3(a) in the amount specified in the applicable Advance Request:

                        (i) with respect to Site Acquisition Costs, in such amount and into the Site Acquisition Account as may be specified in the applicable Advance Request to pay Site Acquisition Costs and related Transaction Costs incurred in connection with the acquisition of any Site; and

                        (ii) with respect to costs incurred under or in connection with the Construction Agency Agreement, directly to Lessee to pay Construction Costs and Transaction Costs incurred by Construction Agent on behalf of Certificate Trustee.

        SECTION 2.5. Advance Dates.

                (a) Notice and Closing. At least five (5) Business Days prior to the initial Advance Date, and at least four (4) Business Days prior to each other proposed Advance Date, Lessee, in its capacity as Lessee, with respect to Site Advances, and as Construction Agent, with respect to Construction Advances, shall deliver to Agent, Certificate Trustee and each of the Participants an irrevocable written notice substantially in the form of Exhibit B (an "Advance Request"), setting forth:

                         (i) the proposed Advance Date;

                        (ii) a statement of the amount of the requested Advance; and whether the Advance is a Site Advance or a Construction Advance (including a statement of the amount thereof, if any, that constitutes Capitalized Interest and Capitalized Yield);



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                        (iii)   With respect to a Site Advance:

                                (A)     a description of the Site and all
        amounts required to complete the acquisition (or, with respect to the Modesto Site, ground lease) of such Site, by type and amount (including Transaction Costs);

                                (B)     estimated Construction Costs for the
        construction of Financed Improvements on such Site and the Estimated Completion Date;

                                (C) a certification by Lessee that: (I) such Advance complies with the limitations and conditions set forth at
        Section 2.3(d), and (II) all conditions set forth in Sections 3.1, 3.2 and 3.3 hereof to such Advance have been fully satisfied; and

                                (D)     wire transfer instructions for the
        disbursement of funds into the Site Acquisition Escrow.

                        (iv) With respect to a Construction Advance (such information to be furnished on a Site-by-Site basis):

                                (A) a description of all Construction Costs, by type and amount, which have been paid by Construction Agent and for which Construction Agent has not been reimbursed hereunder (including a description of all Soft Costs and Transaction Costs, it being understood that, to the extent such amounts are retained by and paid at the direction of the Agent, a general description of the types of categories of Transaction Costs will be sufficient);

                                (B) a certification by Construction Agent that: (I) such Advance complies with the limitations and conditions set forth at Section 2.3(d), (II) the aggregate amount to be Funded by the Participants on such Construction Advance Date together with Advances made on all prior Construction Advance Dates for such Site does not exceed the lesser of: 1) the Aggregate Available Amount for such Site or
        2) the estimated as-built Fair Market Value of the Financed Improvements for such Site as set forth in the Appraisal, and the aggregate amount to be funded by the Participants on such Construction Advance Date together with all Advances made on all prior Construction Advance Dates for such Site does not exceed the aggregate amount set forth in the budget for constructing the Financed Improvements on such Site,


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        (III) all conditions to Construction Agent's right to request an Advance for Construction Costs pursuant to the Construction Agency Agreement have been fully satisfied, and (IV) all conditions set forth in the Construction Agency Agreement to the disbursement of all prior Advances to Lessee in respect of Construction Costs have been fully satisfied to the extent not waived in writing by the Required Participants; and

                                (C)     wire transfer instructions for the
        disbursement of the appropriate amount of funds to Lessee.

        Any such Advance Request for a Construction Advance shall also be accompanied by the certifications required under the Construction Agency Agreement.

All documents and instruments required to be delivered on the initial Advance Date pursuant to this Agreement shall be delivered at the offices of Mayer, Brown & Platt, 350 South Grand Avenue, Los Angeles, California 90071-1503, or at such other location as the Required Participants and Lessee may agree. All documents and instruments required to be delivered on any subsequent Advance Date pursuant to this Agreement shall be delivered to the Agent, or at such other location as the Required Participants, Agent, Certificate Trustee and Lessee may agree. On the scheduled Advance Date, and subject to the satisfaction of the conditions set forth in Section 2.5(a), Participants shall Fund the Advance by wire transfer into the applicable Site Acquisition Escrow or directly to Lessee with respect to a Construction Advance. Notwithstanding the foregoing, in the event that Lessor elects to terminate the Construction Agency Agreement with respect to any one or more Sites and to cause the completion of the Financed Improvements to be constructed on such Sites pursuant to Section 5.3(c) of the Construction Agency Agreement, then Lessor may submit Advance Requests, the aggregate amount available to be Funded by the Participants shall equal the aggregate amount of the Commitments (without regard to the limitations in clause
(B) of Section 2.5(a)(iv)(B)(II), and such amounts shall be disbursed directly to Lessor for the payment of Construction Costs.

                (b) Commitment. Subject to compliance by the Lessee and the Construction Agent with the terms of this Participation Agreement and the satisfaction or waiver of the conditions set forth in this Article II and in
Article III, the Participants shall disburse the respective amounts of their Commitments in accordance with the requirements of this Participation Agreement.


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                (c)     Certificates; Notations. Agent, on behalf of each
Participant, is hereby authorized to record the date and amount of each Funding, the amount of all Capitalized Interest or Capitalized Yield (as the case may be), each payment or repayment of principal or Certificate Amount (as the case may be) and the length of each Payment Period with respect thereto, and in each such case the Site and Lease Supplement to which any such amount, payment or Payment Period applies on the grid annexed to and constituting a part of each Note and/or Certificate issued to such Participant and held by Agent, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure to make any such recordation or any errors in such recordation shall not affect the obligation of Certificate Trustee under such instrument or the corresponding obligation of Lessee to pay Rent (including any Lease Balance). Agent shall, upon any request to do so, also determine with respect to each Note and Certificate the Site Balance and Land Balance relating to each Site, which determination shall be conclusive and binding on Lessee and the Participants absent manifest error.

        SECTION 2.6. Participants' Instructions to Certificate Trustee and Payments to Participants.

                (a) Each Participant agrees that the making of its monies available pursuant to Section 2.3 shall constitute, without further act, authorization and direction by such Participant to Certificate Trustee to take the actions specified in Section 1.1 of the Trust Agreement.

                (b) The parties to this Participation Agreement hereby agree that any payment required to be made to the Participants by Certificate Trustee pursuant to any Operative Document may be made directly to the Participants by Lessee, or to Agent pursuant to the Loan Agreement for the benefit of the Participants, in lieu of the corresponding payment required to be made by Lessee to Certificate Trustee pursuant to any Operative Document. Such payment by Lessee to the Participants or to Agent pursuant to the Loan Agreement for the benefit of the Participants, shall be deemed to constitute: (a) the required payment from Lessee to Certificate Trustee, and (b) the corresponding payment by Certificate Trustee to the Participants.

        SECTION 2.7. Nature of Transaction. It is the intention of the parties that:

                (a) the Overall Transaction constitutes an operating lease from Lessor to Lessee for purposes of Lessee's and Guarantor's financial reporting;


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                (b)     for federal and state income tax, property tax,
bankruptcy (including the substantive law upon which bankruptcy proceedings are based) and real estate and Uniform Commercial Code purposes:

                (i) the Overall Transaction constitutes a financing by the Participants to Lessee, and on each Site Acquisition Date beneficial ownership in the Premises shall be deemed to pass directly to and the Overall Transaction preserves beneficial ownership in the Premises in Lessee, and the obligations of Lessee to pay Basic Rent shall be treated as payments of interest to the Participants, and the payment by Lessee of any amounts in respect of the Lease Balance shall be treated as payments of principal to the Participants;

                (ii) Lessor holds title in the Premises as security for Lessee's and Guarantor's obligations under the Operative Documents, and the Lease grants a security interest or a lien, as the case may be, in the Premises and the other Del Monte Collateral in favor of the Certificate Trustee, and for the benefit of the Participants; and

                (iii) the Mortgages create liens and security interests in the Mortgaged Property defined therein for the benefit of all of the Participants.

Nevertheless, each of Lessee and Guarantor acknowledges and agrees that none of Certificate Trustee, Agent, Arranger, or any Participant has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents or any aspect of the Overall Transaction and that Lessee and Guarantor have obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as each deems appropriate.

        SECTION 2.8. Amounts Due. Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of Lessee, Certificate Trustee, and Participants that from and after the Final Completion Date: (i) the amount and timing of installments of Basic Rent due and payable from time to time from Lessee under the Lease shall be equal to the aggregate payments due and payable in respect of Interest accrued on the Notes and Yield accrued on the Certificates on each Payment Date (to the extent such Interest or Yield is not Capitalized Interest or Capitalized Yield); (ii) if Lessee becomes obligated to purchase the Premises under the Lease, the principal of the Notes, the Certificate Amounts, all Interest and Yield thereon and all other obligations of Lessee owing to the Participants, Agent and Certificate Trustee shall be paid in full

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by Lessee in accordance with Article XX and Article XXI of the Lease; (iii) if
Lessee properly elects the Sale Option and remarkets the Premises in accordance with Article XXII of the Lease, Lessee shall only be required to pay the Sales Proceeds of the sale of the Premises and, if the Sales Proceeds are less than the Lease Balance, the amount of such difference but not more than the Sale Recourse Amount, all in accordance with Article XXII of the Lease, and any amounts due pursuant to Section 7.7 hereof and Section 22.3(a) of the Lease (which aggregate amounts may be less than the Lease Balance); and (iv) upon a Lease Event of Default resulting in an acceleration of Lessee's obligation to purchase the Premises under the Lease and except as specifically provided in
Section 7.9 hereof, the amounts then due and payable by Lessee under the Lease shall include all amounts necessary to pay in full the outstanding principal under the Notes, the Certificate Amounts and all accrued Interest and Yield thereon, plus all other amounts then payable by Lessee to Participants, Agent and Certificate Trustee under the Operative Documents.

        SECTION 2.9. Computations. For all purposes under the Operative Documents, all computations of Interest, Yield and other accrued amounts (including, without limitation, the Overdue Rate) shall be made on the basis of a 360-day year and the actual days elapsed, subject to the last sentence in
Section 2.10 and to Section 2.7 of the Loan Agreement.

        SECTION 2.10. Determination of Interest Rate and Yield Rate. The amount of principal outstanding on the Notes shall accrue Interest at the per annum rate equal to the Interest Rate. The amount of Certificate Amounts outstanding from time to time shall accrue Yield at the per annum rate equal to the Yield Rate. Agent shall as soon as practicable, but in no event later than 11:00 a.m., New York time, two Business Days prior to the effectiveness of each LIBO Rate, notify Borrower, Lessee and the Participants of such LIBO Rate and the corresponding Interest Rate and Yield, as applicable, but failure to so notify shall not affect the obligations of the parties hereunder or under the other Operative Documents. Prior to the Completion Date for any Site, Interest and Yield attributable to amount Advanced with respect to such Site will be Funded and added to the Notes and Certificates pursuant to Section 2.13. From and after the Completion Date for each Site, accrued Interest and Yield shall be due and payable by Lessee as Basic Rent on each applicable Payment Date and on the Lease Expiration Date. If all or any portion of the principal under the Notes, the Certificate Amounts, any accrued Interest or Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration or otherwise), such overdue amount shall bear interest at a rate per


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annum which is equal to the Overdue Rate and shall be payable from time to time on demand as Supplemental Rent. If at any time the rate on which Yield accrues cannot be determined by reference to a LIBO Rate, or if such rate becomes unavailable or illegal, then the rate on which Yield accrues shall be determined as provided at Sections 2.7 and 2.12 of the Loan Agreement.

        SECTION 2.11. Obligations Several. The obligations of the Participants hereunder or elsewhere in the Operative Documents shall be several and not joint; and no Participant shall be liable or responsible for the acts or defaults of any other party hereunder or under any other Operative Document.

        SECTION 2.12. Highest Lawful Rate. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of (x) Lessee to Certificate Trustee under this Participation Agreement and the Lease, (y) Certificate Trustee to the Certificate Purchasers under the Trust Agreement and the Certificates and to the Lenders under the Loan Agreement and the Notes, and (z) either Lessee or Certificate Trustee or any other party under any other Operative Document shall be subject to the limitation that payments of interest or of other amounts constituting interest under Applicable Laws and Regulations shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate (as defined below), or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be charged or collected by the recipient. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document would exceed the Highest Lawful Rate or otherwise be usurious under Applicable Laws and Regulations (including without limitation the federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the recipient of any such amount, then, in that event, notwithstanding anything to the contrary in this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document, it is agreed as follows as to the recipient of any such amount:

                (a) the provisions of this Section 2.12 shall govern and control over any other provision in this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document and each provision set forth therein is hereby so limited;

                (b) the aggregate of all consideration which constitutes interest under Applicable Laws and Regulations that is contracted for, charged or received under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document shall under no circumstances exceed the maximum amount of interest allowed by Applicable Laws and Regulations (such maximum lawful interest rate, if any, with respect to such recipient herein called the "Highest Lawful Rate"), and all amounts owed under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document shall be held subject to reduction and: (i) the amount of interest which would otherwise be payable to the recipient hereunder and under the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document, shall be automatically reduced to the amount allowed under Applicable Laws and Regulations, and (ii) any unearned interest paid in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such obligation shall have been paid in full, refunded to the payor);

                (c) all sums paid, or agreed to be paid for the use, forbearance and detention of the money under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document shall, to the extent permitted by Applicable Laws and Regulations, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

                (d) if at any time the interest, together with any other fees, late charges and other sums payable pursuant to or in connection with this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document executed in connection herewith or therewith and deemed interest under Applicable Laws and Regulations, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees, charges and sums to accrue to the recipient of such interest, fees, charges and sums pursuant to the Operative Documents shall be limited, notwithstanding anything to the contrary in the Operative Documents to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to the Operative Documents below the recipient's Highest Lawful Rate until the total amount of interest payable to the recipient (including all consideration which constitutes interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest), plus the amount of fees which would have been received but for the effect of this Section 2.12.

            SECTION 2.13. Capitalized Interest and Capitalized Yield. During the Construction Period with respect to any Site as to which the Completion Date has not occurred, on each date which is three (3) Business Days prior to any Payment Date, Construction Agent shall be deemed to have requested an Advance in an amount equal to Capitalized Interest and Capitalized Yield accrued on the outstanding principal and Certificate Amounts attributable to each such Site, with a Payment Period ending on such Payment Date. The Advance Date with respect to each such Advance for such accrued Capitalized Interest and Capitalized Yield shall be the relevant Payment Date (subject to the terms and conditions for an Advance set forth in this Participation Agreement) and the proceeds of such Advance shall be applied to pay such accrued Capitalized Interest and Capitalized Yield. On each such Advance Date with respect to any Site as to which such an Advance is being made, the Certificate Amounts shall be increased by an amount equal to the Capitalized Yield Funded on such date, the outstanding principal on the Notes shall be increased by an amount equal to the Capitalized Interest Funded on such date, and the Construction Costs for such Site shall be increased by an amount equal to the Capitalized Interest and the Capitalized Yield so funded (less the portion of such Capitalized Interest and the Capitalized Yield allocated to the Land Balance for such Site); provided, however, that if an Advance hereunder would exceed the aggregate Available Commitments of the Participants for such Site, no Participant shall have any obligation to make any such Advance and the Required Participants shall have the right to declare a default under, inter alia, the Construction Agency Agreement.

        SECTION 2.14. Extension of Lease Expiration Date and Final Maturity
Date.

                (a) Lessee may request in writing (the "Extension Option Request") to the Agent, Certificate Trustee and each of the Participants that each of the Participants agrees that Lessee be granted the right (the "Extension Option") pursuant to the Lease to extend the Lease Term for all (but not less than all) of the Premises (the "Lease Extension") for five (5) additional one-year periods commencing on the last day of the then current Lease Term, as applicable (each, a "Lease Renewal Term") and that the Final Maturity Date be correspondingly extended to the extended Lease Expiration Date. Such Extension Option Request must be delivered in writing to Certificate Trustee, Agent and each Participant not later than 270 days nor more than 360 days prior to the expiration of the Base Term. Each Participant will notify the Certificate Trustee in writing of whether or not it has consented to such Extension Option Request not later than 45 days after receipt of the Extension Option Request (the "Extension Option Response Date"). Any Participant who does not so notify Certificate Trustee by the Extension Option Response Date will be deemed to be, and any Participant that has notified the Certificate Trustee that it has not consented to an Extension Option Request will be, a Non-Consenting Participant. Each Participant's determination with respect to an Extension Option Request shall be a new credit determination and within such Participant's sole and absolute discretion and may be conditioned upon such terms and conditions as deemed appropriate by the consenting Participants, including the modification of the Sale Recourse Amount, receipt of such financial information, documentation or other information or conditions as may be requested by such Participant, the receipt of a satisfactory appraisal of each of the Sites then comprising the Premises, and Guarantor's reaffirmation of the Guarantees.

            The Lease Extension contemplated by the Extension Option Request shall become effective as of the first date (the "Extension Effective Date" with respect to the Lease Extension) on or after the Extension Option Response Date on which all of the Participants (other than Non-Consenting Participants who have been replaced by Replacement Participants in accordance with Section 2.14(b)) and Replacement Participants shall have consented to such Lease Extension;

                provided that on both the date of the Extension Option Request and the Extension Effective Date: (w) each of the representations and warranties made by the Certificate Trustee, Guarantor and Lessee in or pursuant to the Operative Documents shall be true and correct in all material respects as if made on and as of each such date (except to the extent any such representation or warranty specifically relates to an earlier date), (x) Lessee shall not have elected the Purchase Option or Sale Option, (y) no Lease Event of Default shall have occurred and be continuing, and (z) on each of such dates, the Certificate Trustee shall have received a certificate of Lessee as to the matters set forth in clauses (x) and (y) above; and

                provided further that in no event shall the Extension Effective Date occur unless each of the Participants (other than Non-Consenting Participants who have been replaced in accordance with Section 2.14(b)) and the Replacement Participants shall have consented to the Extension Option Request on or before the expiration of the Base Term.

                (b) At any time after the Extension Option Response Date, Lessee shall be permitted to replace any Non-Consenting Participant with a replacement bank or other financial institution (a "Replacement Participant"), and such Non-Consenting Participant shall sell (without recourse) to the Replacement Participant all Loans and Certificate Amounts of such Non-Consenting Participant for an amount equal to the aggregate outstanding principal amount of such Loans and Certificate Amounts plus accrued Interest and Yield to (but not including) the date of sale, provided that: (i) such replacement does not conflict with any Applicable Laws and Regulations, (ii) the Lessee shall pay to such Non-Consenting Participant any amounts arising under Section 7.5 if any Loan or Certificate Amount owing to such Non-Consenting Participant shall be purchased other than on the last day of the Payment Period relating thereto,
(iii) such replacement shall be made in accordance with the provisions of
Section 6.3 (provided that the relevant Replacement Participant or Lessee shall be obligated to pay the transaction costs arising in connection therewith),(iv) the Replacement Participant shall have agreed to be subject to all of the terms and conditions of the Operative Documents, and (v) such replacement must be consummated no later than thirty (30) days prior to the expiration of the Base Term. A Non-Consenting Participant's rights under the indemnification provisions of the Operative Documents shall survive any sale of its Loans and Certificate Amounts to a Replacement Participant.

            SECTION 2.15.           Commitment and Facility Fees.

                (a) During the period (the "Commitment Period") commencing on the Document Closing Date and ending on the earlier of the Final Completion Date and the Outside Completion Date, a fully-earned, nonrefundable commitment fee (the "Commitment Fee") payable by Lessee to Lessor shall accrue equal to forty-two and one half (42.5) basis points per annum on an amount equal to the daily unused portion of the aggregate Commitments during the Commitment Period. On each date which is three (3) Business Days prior to any Payment Date during the Commitment Period, Construction Agent shall be deemed to have requested an Advance in an amount equal to the Commitment Fee accrued for the month ending on such Payment Date. The Advance Date with respect to such accrued Commitment Fee shall be the relevant Payment Date (subject to the terms and conditions for an Advance set forth in this Participation Agreement) and the proceeds of such Advance shall be applied to pay accrued Commitment Fees. On such Advance Date, the Certificate Amounts shall be increased by an amount equal to the Certificate Purchasers' pro rata portion (in accordance with their respective Commitments) of the accrued Commitment Fee Funded on such date, the outstanding principal on the Notes shall be increased by an amount equal to the

Lenders' pro rata portion (in accordance with their respective Commitments) of the accrued Commitment Fee Funded on such date, and the Commitment Fees so funded shall be allocated pro rata to the Site Balances for each Site based on the Available Commitment for such Site divided by the aggregate Available Commitments for all Sites as determined immediately prior to such funding; provided, however, that if an Advance hereunder would exceed the aggregate Available Commitments of the Participants, no Participant shall have any obligation to make any such Advance and the Required Participants shall have the right to declare a default under, inter alia, the Construction Agency Agreement and the Lease.

                (b) Lessee shall pay a fully-earned, nonrefundable facility fee (the "Facility Fee") to Lessor equal to fifty (50) basis points on the aggregate Commitments. Such Facility Fee shall be due when aggregate Commitments sufficient to acquire the Sites and to construct the Financed Improvements have been received. On such date, Construction Agent shall be deemed to have requested an Advance in an amount equal to the Facility Fee. The Advance Date with respect to such Facility Fee shall be the next Payment Date (subject to the terms and conditions for an Advance set forth in this Participation Agreement) and the proceeds of such Advance shall be applied to pay the Facility Fee. On such Advance Date, the Certificate Amounts shall be increased by an amount equal to the Certificate Purchasers' pro rata portion (in accordance with their respective Commitments) of the Facility Fee Funded on such date, the outstanding principal on the Notes shall be increased by an amount equal to the Lenders' pro rata portion (in accordance with their respective Commitments) of the Facility Fee Funded on such date, and the Facility Fee so funded shall be allocated pro rata to the Site Balances for each Site based on the Commitments for each such Site; provided, however, that if an Advance hereunder would exceed the aggregate Available Commitments of the Participants, no Participant shall have any obligation to make any such Advance and the Required Participants shall have the right to declare a default under, inter alia, the Construction Agency Agreement and the Lease.

        SECTION 2.16. Completion Payments.

                (a) Two Business Days after the Completion of the first Site, Lessee shall pay to Agent a portion of the Lease Balance in an amount equal to the aggregate Facility Fee payable pursuant to Section 2.15.

                (b) Two Business Days after Completion of the Financed Improvements for each Site, Lessee shall pay to Agent a portion of the Lease Balance in an amount equal to the aggregate accrued Commitment Fee allocated to such Site pursuant to Section 2.15.

                (c)     Upon receipt of any such payment pursuant to this
Section 2.16, Agent will promptly distribute to the Participants their pro rata portions of such amounts in accordance with Article III of the Loan Agreement.

        SECTION 2.17. Replacement of Non-Funding Participant. Upon the failure of any Participant to Fund any Advances in breach of the terms of the Operative Documents (any such Participant being referred to herein as a "Non-Funding Participant"), Lessee shall be permitted to replace any such Non-Funding Participant with a Replacement Participant; provided that, prior to the effectiveness of any such replacement of a Non-Funding Participant, all of the conditions set forth in subclauses (i) through (iv) of Section 2.14(b) shall be satisfied with respect to such Non-Funding Participant and to the replacement of such Non-Funding Participant, as applicable; provided, however, that Lessee must complete any such replacement of a Non-Funding Participant within ninety (90) days from the date of such Non-Funding Participant's failure to Fund. A Non-Funding Participant's rights under the indemnification provisions of the Operative Documents shall survive any sale of its Loans and Certificate Amounts to a Replacement Participant. Any Non-Funding Participant agrees to cooperate with Lessee, the remaining Participants and the Replacement Participant in connection with the transfer of such Non-Funding Participant interest set forth herein. Lessee agrees that any and all claims that Lessee may have against any Non-Funding Participant shall in no way affect any of Lessee's obligations under, or any of the remaining Participants' rights under, the Operative Documents. Any replacement of a Non-Funding Participant in accordance with the terms of this paragraph shall not release such Non-Funding Participant from any claims that Lessee or any other party may have against such Non-Funding Participant.


                                   ARTICLE III
                             CONDITIONS TO ADVANCES

         SECTION 3.1. Conditions to Each Advance. The obligation of each Participant to perform its obligations on any Advance Date shall be subject to the fulfillment to the satisfaction of, or the waiver in writing by, such Participant of the conditions precedent set forth in this Section 3.1 on or prior to the Advance Date

(except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                (a) Advance Request. Construction Agent shall have delivered an Advance Request conforming with the requirements of Section 2.5 in respect of the proposed Advance Date.

                (b) Performance. Lessee, Guarantor and Construction Agent shall have performed and complied with all agreements and conditions contained herein and in any other Operative Document to which Lessee, Guarantor or Construction Agent is a party required to be performed or complied with by such party, on or prior to the Advance Date, with respect to such Advance.

                (c) Consents and Approvals. All Governmental Actions and other approvals and consents required to be taken, given or obtained, as the case may be, by or from any Authority or another Person, or by or from any trustee or holder of any Indebtedness or obligation of Lessee, that are necessary at such time for the execution, delivery and performance of the Operative Documents shall have been taken, given or obtained as the case may be, shall be in full force and effect and the time for appeal with respect to any thereof shall have expired (or, if an appeal shall have been taken, the same shall have been dismissed) and shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise).

                (d) Representations and Warranties True; Absence of Defaults and Material Adverse Effect. Each representation and warranty of Lessee and Guarantor contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of the Advance Date, except that any such representation or warranty which is expressly made only as of an earlier date need be true only as of such date. No Lease Event of Default or Material Default shall have occurred and be continuing. Each Advance shall be deemed to be a representation and warranty of Del Monte and Guarantor to each of the other parties hereto that as of the Advance Date of such Advance (i) the matters specified in Section 3.1(b) above as they apply to Del Monte and Guarantor are true and correct, (ii) after giving effect to such Advance the certification given by Lessee as described in Section 2.5(a)(iii)(C) or by Construction Agent as described in Section 2.5(a)(iv)(B), as applicable, is true and correct, and (iii) each of the representations and warranties of Lessee and Guarantor contained in the Operative Documents is true and correct in all material respects as though made on and as of such Advance Date, except that any such representation and warranty which is expressly made only as of an earlier date is true and correct only as of such date.

                (e) Transaction Costs. After the Initial Advance, all Transaction Costs invoiced through the immediately preceding Advance Date and included in any prior Advance Request shall have been paid to the parties to whom such Transaction Costs were owed from prior Advances.

                (f) Taxes. All Taxes, if any, due and payable in connection with the execution, delivery, recording and filing of the Operative Documents and the transactions contemplated to be consummated on the Advance Date shall have been paid in full or satisfactory arrangements for payment shall have been made.

        SECTION 3.2. Arranger Matters. In connection with the first Advance under Section 3.3 or under Section 3.4 to occur after the consummation of the syndication described in the Syndication Agreement,

                (a) Arranger Certificate. Each Participant and Certificate Trustee shall have received a certificate, substantially in the form of Exhibit N, from Security Pacific Leasing Corporation, dated the Document Closing Date, with respect to offerees of the Notes or the Certificates.

                (b) Arranger's Fee. The Arrangement Fee shall have been paid to the Arranger or arrangements satisfactory to the Arranger shall have been established to pay such amount to the Arranger from such Advance.

            SECTION 3.3. Conditions to each Site Advance. The obligation of each Participant to perform its obligations on any Site Advance Date shall be subject to the prior or concurrent fulfillment to the satisfaction of, or the waiver in writing by, such Participant of the conditions precedent set forth in this
Section 3.3 with respect to the Site to be acquired on such Site Advance Date and the other applicable conditions precedent set forth in Section 3.1 on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                (a)     Appraisal and Improvements Matters. Not less than ten
(10) Business Days prior to the Site Advance Date, Lessee shall have delivered to Certificate Trustee and each Participant or, in the case of (ii) below, Participants shall have obtained:

                        (i) a description of the Financed Improvements to be constructed on such Site and a copy of the Plans and Specifications;

                        (ii) a detailed budget for such Site setting forth all costs of acquiring such Site (including applicable Transaction Costs), constructing the Financed Improvements thereon, capitalized Interest and Yield and all other costs necessary to acquire and develop such Site as described in the budgets attached hereto as Exhibits P-1 through P-4 (individually a "Construction Budget");

                        (iii) certification from the Construction Consultant substantially in the form attached hereto as Exhibit Q;

                        (iv) certifications from each of Construction Agent and Lessee that, as of the Site Advance Date, no work of constructing the Financed Improvements had begun on such Site; and

                        (v) an appraisal (the "Appraisal") in form and substance satisfactory to each of the Participants which shall establish (by the use of appraisal methods satisfactory to the Participants) the "as-built" Fair Market Value of such Site (assuming the Completion of the Financed Improvements on such Site in accordance with the Plans and Specifications, and assuming that the Financed Improvements on such Site have been constructed) as of the Estimated Completion Date for such Site and as of the last day of the Base Term. The Appraisal shall be prepared in accordance with FIRREA and be performed by an independent appraisal company chosen by the Required Participants. The Appraisal shall assume that all of the Financed Improvements shall have been completed in a good and workmanlike manner, in compliance with Applicable Laws and Regulations. The Appraisal must show an "as-built" Fair Market Value of such Site as of the Estimated Completion Date for such Site and as of the last day of the Base Term of an amount not less than the aggregate Commitments for such Site.

                (b) Ground Lease. With respect to the Modesto Site, Lessor and Lessee shall have entered into the Ground lease for such Site, pursuant to which Lessee shall lease such Site to Lessor.

                (c) Filings and Recordings. All filings or recordings enumerated and described in Schedule 4.1(c)(i) hereof, as well as all other filings and recordings necessary or advisable, including precautionary financing statements and mortgage filings, in the opinion of counsel to the Participants, to perfect the rights, title and interest of Certificate Trustee, the Participants and the Agent intended to be created by the Operative Documents shall have been made in the appropriate places or offices, including any recordings and filings necessary to create, perfect, preserve and protect: (i) Certificate Trustee's interest in the Site, the Financed Improvements to be located thereon and any other property and interests included in the Trust Estate, (ii) first mortgage liens and mortgages of record on the Mortgaged Property, subject to Permitted Exceptions, (iii) a first priority perfected security interest in all fixtures appurtenant to the Leased Property, subject to Permitted Exceptions. All recording and filing fees and taxes with respect to any recordings or filings made pursuant to this
Section 3.2(b) shall be Transaction Costs, and satisfactory evidence of the payment thereof shall have been delivered by Lessee to the Certificate Trustee and Agent, or arrangements for such payment shall have been made by Lessee to the satisfaction of the Agent.

                (d) Opinions of Counsel. Certificate Trustee, Agent and the Participants shall have received opinions of counsel dated the Site Advance Date substantially in the forms of Exhibits H-1 and H-2 with respect to the Overall Transaction and the Site or Sites to be acquired on such Date.

                (e) Survey. Lessee shall have delivered, or shall have caused to be delivered, to the Certificate Trustee, Agent and to the Title Insurance Company an ALTA survey of the Site in a form satisfactory to the Title Insurance Company (and including any applicable flood zone designation (with property annotations based on Federal Flood Insurance Rate Maps or the local equivalent) by scaled map location and graphic plotting) in order to issue the Title Policies and showing no state of facts unsatisfactory to the Agent.

                (f) Title and Title Insurance. Certificate Trustee shall have received from the Title Insurance Company an ALTA 1970 owner's policy of title insurance (or an irrevocable commitment for the issuance thereof), reasonably acceptable in form and substance to each Participant(the "Owner's Policy"), insuring that Certificate Trustee has good and marketable fee title to, or a valid leasehold estate in, such Site, subject to the Lease and such other exceptions to title as are reasonably acceptable to each Participant, in an amount equal to the aggregate Commitments with respect to such Site together with complete, legible copies of all encumbrances, maps and surveys of record. Agent, for the benefit of the Participants, shall have received from the Title Insurance Company (or an irrevocable commitment for the issuance thereof), an ALTA 1970 form of loan policy of title insurance (the "Lender's

Policy"; together with the Owner's Policy, the "Title Policies"), reasonably acceptable in form and substance to the Required Participants, insuring the creation under the Agent's Mortgage in favor of Agent of valid first priority Liens against the Mortgaged Property (defined in the Agent's Mortgage), subject to such exceptions to title as are reasonably acceptable to the Required Participants, in an amount equal to the aggregate Commitments, together with complete, legible copies of all encumbrances and plats of record. The Title Policies shall be dated as of the Site Advance Date and, to the extent permitted under Applicable Laws and Regulations, shall: (w) contain affirmative endorsements as to mechanics' liens, doing business, usury, Form 3.0 zoning, Form B-1 comprehensive coverage, encroachments, the nonviolation of covenants and restrictions, rights of access and survey matters, (x) delete the creditors' rights and survey exclusions, (y) contain endorsements regarding the effect of recharacterization and (z) contain such other endorsements reasonably requested by the Required Participants.

                (g) Environmental Review. Each Participant shall have received a copy of the Environmental Audit with respect to such Site together with a letter from the consultant performing the Environmental Audit which allows each Participant to rely on the Environmental Audit (with copies provided to the Certificate Trustee).

                (h) Hazardous Materials Undertaking. Lessee shall have executed and delivered a Hazardous Materials Undertaking in the form of Exhibit R hereto.

                (i) No Casualty or Condemnation. No Casualty and no Condemnation shall have occurred. No action shall be pending or threatened by an Authority to initiate a Condemnation.

                (j) Plans and Specifications; Assignment of Agreements. At least 60 days prior to the Site Advance, Certificate Trustee shall have received and the Participants shall have reasonably approved with respect to such Site:
(i) a copy of the Plans and Specifications, the first page of which shall be signed by Lessee, as Construction Agent, and the General Contractor or Design/Builder, as applicable, for such Site, (ii) a copy of Construction Agent's or Lessee's agreements with the Architect and General Contractor or Design/Builder for such Site, as applicable, (iii) a copy of each Major Construction Document entered into with respect to such Site by the General Contractor or Design/Builder, as applicable, and (iv) an assignment, from Lessee and/or Construction Agent, as applicable, in favor of Certificate Trustee, of Lessee's and Construction Agent's interest in the Plans and

Specifications, the Architect's agreement and the Construction Contract, if applicable, or the Design/Build Contract, in either case in the form required by the Construction Agency Agreement, and either (A) attached thereto the Architect's, General Contractor's or Design/Builder's written consent to such assignment, as applicable, in the form required by the Construction Agency Agreement, or (B) included in such assignment is a certification of Lessee that the Architect's agreement, the Construction Contract or the Design/Builder's agreement, as applicable, includes a provision in substance identical to such consent.

                (k)     Insurance. Insurance complying with the provisions of
Article XI of the Lease shall be in full force and effect with respect to such Site as evidenced by certificates of insurance, broker's reports or insurance binders delivered to Agent and Certificate Trustee, all in form and substance reasonably satisfactory to the Participants; provided, however, that prior to the Completion Date for such Site, the Builder's Risk Insurance shall contain no deductible amount.

                (l) Construction Agency Agreement Supplement. Lessor and Construction Agent shall each have executed and delivered a supplement to the Construction Agency Agreement in the form of Exhibit A attached thereto, appropriately completed.

                (m) Lease Supplement. Lessor and Lessee shall have executed and delivered a Lease Supplement, in the form of Exhibit A-1 attached to the Lease, or in the case of the Plymouth Site, in the case of Exhibit A-2 attached to the Lease, appropriately completed.

                (n) Modesto Ground Lease. With respect to the Site Advance for the Modesto Site, lessor and Lessee shall have executed and delivered the Ground Lease in the form of Exhibit L, hereto, appropriately completed.

                (o) Absence of Changes. Since June 30, 1998, no event or events have occurred, have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 3.4. Conditions to Each Construction Advance. The obligation of each Participant to perform its obligations on any Construction Advance Date shall be subject to the fulfillment to the satisfaction of, or the waiver in writing by, such Participant of the conditions precedent set forth in this
Section 3.4 on or prior to the Advance Date as to each Site for which such Construction Advance has been requested (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):


                (a) Construction Progress Information and Certification. Construction Agent shall have delivered to Certificate Trustee and each Participant with such Advance Request the items described in Section 2.7(j) of the Construction Agency Agreement, including any certificates to be delivered pursuant thereto.

                (b) Title and Title Insurance. Certificate Trustee shall have received from the Title Insurance Company an endorsement assuring the continued priority of the Agent's Mortgage in favor of Agent of valid first priority Liens against the Mortgaged Property (defined in the Agent's Mortgage), subject only to Permitted Exceptions.

        SECTION 3.5. Deliveries Upon Completion. Within ten (10) days of the earlier of (i) the date of substantial completion of the Financed Improvements at any Site in accordance with the Plans and Specifications or (ii) the date Agent gives Lessee notice of the determination by Construction Consultant described at clause (i) in the definition of the term "Completion":

                (a) Design/Builder's Certificate. Construction Agent shall furnish to Agent a certificate of the Design/Builder (substantially in the form of Exhibit E) dated at or about the Completion Date for such Site and stating that: (i) the construction of the Financed Improvements on such Site has been completed in all material respects in accordance with the Plans and Specifications, and (ii) the Financed Improvements, as so completed, and such Leased Property complies in all material respects with all Applicable Laws and Regulations, and certifying that attached thereto are true and complete copies of an "as built" or "record" set of the Plans and Specifications.

                (b) Construction Agent's Certification. Construction Agent shall furnish to Agent a certification of Construction Agent (substantially in the form of Exhibit K) as follows:

                        (i) the representations and warranties of Lessee with respect to the Premises and Financed Improvements set forth in
        Section 4.1(m), (n), (o), (p) and (q) are true and correct in all material respects as of the Completion Date for such Site. All amounts owing to third parties for the construction of the Financed Improvements on such Site have been paid in full (other than any subject to a Permitted

        Contest and other than contingent obligations for which reserves have been created to the extent required by GAAP);

                        (ii) no changes or modifications were made to the Plans and Specifications for purposes of preparing the Appraisal that, individually or in the aggregate, have caused or reasonably could cause, the Fair Market Value of the Financed Improvements on such Site to be less than the estimated Fair Market Value at Completion as set forth in the Appraisal.

                        (iii)   there are no defects to the Financed
        Improvements on such Site including the plumbing, heating, air conditioning and electrical systems thereof, or such Leased Property, which individually or in the aggregate, have caused or reasonably could cause, the Fair Market Value of the Financed Improvements on such Site to be less than the estimated Fair Market Value at Completion as set forth in the Appraisal; and

                        (iv) all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service the Financed Improvements and the Premises for their intended use are available pursuant to adequate permits (including any that are required under applicable Environmental Laws) except to the extent the unavailability of which individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect.

                (c) As Built Survey; Title Insurance Endorsements. Construction Agent shall furnish to Agent and Certificate Trustee true, correct and complete copies, certified by the Construction Agent, of the following (to the extent not previously delivered to Certificate Trustee):

                        (i) an "as built" ALTA survey of the Site, certified to Agent and Certificate Trustee, showing the location of the completed Financed Improvements on such Site, the location of all points of access to the Site and the location of all easements affecting the Site and certifying that there are no encroachments of the Financed Improvements onto any easements affecting the Site or onto any adjoining property (other than Permitted Exceptions) and that all applicable setback requirements and other restrictions have been complied with;

                        (ii) a date-down endorsement, dated not earlier than the date of Completion of the Financed Improvements, to the Title Insurance Policies; and

                        (iii) an ALTA 3.1 Zoning Endorsement (with express parking coverage).

                (d) Absence of Changes. Since June 30, 1998, no event or events have occurred, have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.1. Representations and Warranties of Lessee and Guarantor. As of the date of its execution of this Agreement and each Advance Date, each of Lessee and Guarantor, jointly and severally, makes the representations and warranties set forth in this Section 4.1 to each of the other parties hereto.

                (a)     Due Organization, etc. Lessee, Guarantor and each
Subsidiary:

                        (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                        (ii) has the power and authority and all governmental licenses, authorizations, consents and approvals (A) to own its assets and to carry on its business and (B) to execute, deliver and perform its obligations under the Operative Documents to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Document Closing Date and each Advance Date in connection with or as contemplated by each such Operative Document to which it is or is to be a party;

                        (iii) (A) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (B) is (as to Lessee only) duly qualified as a foreign corporation and is in good standing in California and Indiana.

                        (iv) is in compliance with all Applicable Laws and Regulations;

except, in each case referred to in clause (ii)(A), (iii)(A) or (iv), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

                (b) Authorization; No Conflict. The execution and delivery by each of Lessee and Guarantor of each of the Operative Documents to which it is or is to be a party and the performance by it of its obligations under such Operative Documents: (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action (including any necessary shareholder action) and (iii) do not and will not:

                        (i) contravene the terms of any of the respective Organization Documents of Lessee or Guarantor;

                        (ii) conflict with or result in a breach or contravention of, or the creation of any Lien (other than the Liens created pursuant to the Operative Documents) under, any document evidencing any Contractual Obligation to which Lessee, Guarantor or any Subsidiary is a party or any order, injunction, writ or decree of any Governmental Authority to which Lessee, Guarantor, any Subsidiary or any of their properties are subject; or

                        (iii) violate any Applicable Laws and Regulations currently in effect applicable to or binding on it.

                (c) Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Lessee of this Agreement or any other Operative Document to which it is a party or Guarantor with respect to each Operative Document to which it is a party, except, in each case, for the filings and recordings listed on Schedule 4.1(c)(i) to perfect the rights of Certificate Trustee and Agent on behalf of the Participants intended to be created by the Operative Documents or Schedule 4.1(c)(ii) with respect to construction of the Financed Improvements.

                (d) Binding Effect. This Agreement and each other Operative Document to which Lessee or Guarantor is a party constitutes the legal, valid and binding obligation of Lessee enforceable against Lessee in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability; and with respect to Guarantor and each Subsidiary, each Operative Document to which such Person is a party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to enforceability.

                (e) Litigation. Except as described in Schedule 4.1(e), there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of Lessee and Guarantor, threatened or contemplated, at law, in equity, in arbitration or before any Authority, against Guarantor, Lessee or any Subsidiary or any of their respective properties which: purport to affect or pertain to this Agreement or any other Operative Document, or any of the transactions contemplated hereby or thereby; or would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Operative Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                (f) Taxes. Guarantor, Lessee and the Subsidiaries have filed all Federal and State income tax returns and all other material tax returns and reports required to be filed, and have paid all Federal and State income taxes and all other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which reserves have been provided to the extent required by GAAP. There is no proposed tax assessment against Guarantor, Lessee or any Subsidiary that would, if made, be reasonably expected to have a Material Adverse Effect. The Tax Sharing Agreement is the only agreement among Guarantor, Lessee and the Subsidiaries regarding tax sharing, tax reimbursement or tax indemnification.

                (g) No Lease Default, Loss, etc. No Lease Default, Lease Event of Default, Condemnation or Casualty has occurred and is continuing; there is no action pending or, to the best of its knowledge, threatened by an Authority to initiate a Condemnation. No condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute an event of default by it or any of its Material Subsidiaries under any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other material agreement or instrument to which it or any of its Material Subsidiaries is a party or by which it or any of its Material Subsidiaries or any of their respective properties or the Premises is bound, which event of default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                (h) Subjection to Government Regulation. To Lessee's knowledge, neither Certificate Trustee, Agent nor any Participant will become solely by reason of entering into the Operative Documents or consummation of the transactions contemplated thereby (other than Lessor or Agent upon the exercise by Lessor or Agent of remedies under the Lease) subject to ongoing regulation of its operations by an Authority (except with respect to bank regulations).

                (i) Chief Executive Office of Lessee. Lessee's principal place of business and chief executive office, as such terms are used in Section 9-103(3) of the UCC, is located at One Market, San Francisco, California 94105.

                (j) Private Offering. Excluding the effect of any failure of the representations and warranties set forth in Sections 4.2(d) and 4.3(h) to be true and correct, the issuance, sale and delivery of the Certificates, the Notes and the interests in the Operative Documents under the circumstances contemplated hereby do not require the registration or qualification of such Certificates, Notes or interests under the Securities Act, any state securities laws, or the Trust Indenture Act of 1939. Neither Lessee nor anyone authorized to act on its behalf has, directly or indirectly, solicited any offers to acquire, offered or sold: (i) any interest in the Certificates, the Premises, the Lease or the Operative Documents in violation of Section 5 of the Securities Act or any state securities laws, or (ii) any interest in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned interests. Neither it or anyone authorized to act on its behalf was involved in (y) offering or soliciting offers for the Certificates (or any similar securities) or (z) selling Certificates (or any similar securities) to any Person other than the Certificate Purchasers identified and contacted by the Arranger and not more than 35 Institutional Investors.

                (k) Regulated Companies. None of Guarantor, Lessee or any Subsidiary is an "investment company" within the meaning of the

Investment Company Act of 1940. None of Guarantor, Lessee or any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                (l) Licenses, Registrations and Permits. Except as disclosed in Schedule 4.1(l), Lessee, Guarantor and the Subsidiaries own or possess all licenses, permits, franchises, authorizations that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. All material licenses, approvals, authorizations, consents, permits (including building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof and dedication, required for the use and occupancy of the Premises and for the operation thereof have either been obtained from the appropriate Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable.

                (m)     The Premises.

                        (i) Lessee has the contractual right to acquire (or in the case of the Modesto Site, has acquired) fee title in the Site free and clear of all Liens other than Permitted Liens and (ii) Lessee has the contractual right to nominate Lessor to take title to the Site upon the close of each Site Acquisition Escrow, or in the case of the Modesto Site, to lease such Site to Lessor pursuant to the Ground Lease. Lessee is not a party to any other contract or agreement to sell, transfer or encumber any interest in the Premises or any part thereof other than pursuant to this Agreement and the Lease.

                        (ii) The Sites are located in Hanford, California, Kingsburg, California, Modesto, California and Plymouth, Indiana. The Premises and any present use and presently anticipated future use thereof by Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants comply with all Applicable Laws and Regulations (including zoning and land use laws and Environmental Laws) and insurance requirements, except for such instances of non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No notices, complaints or orders of violation or non-compliance or liability have been issued or, to the best of its knowledge, threatened by any Person with respect to the Premises or the present or intended future use thereof, except for such violations and instances of non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and Lessee is not aware of any circumstances which could give rise to the issuance of any such notices, complaints or orders.

                        (iii) All utilities serving the Premises, or proposed to serve the Premises are located in, and vehicular access to the Premises is provided by, either public rights-of-way abutting the Premises or Appurtenant Rights. "Appurtenant Rights" means: (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Site or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Site, and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Site.

                        (iv) Except as otherwise identified on the applicable survey delivered pursuant to Section 3.2(d), no portion of any Site is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Authority. If any Site is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Authority, then, to the extent required by Applicable Laws and Regulations, flood insurance has been obtained in accordance with the National Flood Insurance Act of 1968, as amended.

                        (v)     Except for the filings and recordings listed in
        Schedule 4.1A (which filings or recordings have been duly made with respect to any Site on the date of any Site Advance with respect to such Site, or shall have been arranged to be made promptly thereafter (including the payment of any fees or taxes relating to any of the foregoing) in a manner satisfactory to each Participant), no other filings or recordings are necessary to validly and effectively convey to Certificate Trustee good and marketable title to the Premises, and Agent has a valid and enforceable first priority Lien for the benefit of the Participants on the Premises and the other

        Del Monte Collateral free and clear of all other Liens, other than Permitted Liens.

                        (vi) Taken as a whole, the information provided by it and its Affiliates to the Appraiser was true and correct in all material respects when provided and when provided will not omit any information known to it regarding the title, physical condition, or use of the Premises or construction of the Financed Improvements which it or any of its Affiliates knew or should reasonably have known was necessary to make the information provided not materially misleading.

                (n) Title to Real Property; Security. Each of Guarantor, Lessee and each Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all real property necessary or used in the ordinary conduct of its businesses, except for such defects in title as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Each of Guarantor, Lessee and each Subsidiary has good title to all their other respective material properties and assets including the Modesto Site (except for those assets disposed of not in violation of this Agreement and the other Operative Documents and except for encumbrances and title defects that would not be reasonably likely to have a Material Adverse Effect). As of the Closing Date, the property of Guarantor, Lessee and the Subsidiaries is subject to no Liens, other than liens which are "Permitted Liens" under the Credit Agreement.

                (o) Federal Reserve Regulations and Other Laws. Neither it nor its Affiliates will, directly or indirectly, use any of the proceeds from the Funding made by the Participants with respect to the issuance of the Certificates and the Notes or the Advance for the purpose of purchasing or carrying any "margin stock" or "margin security" within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System or to extend credit to others for such purpose or for any purpose which violates or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                (p) Solvency. On the date hereof (or, in the case of any Person that becomes a party to any Operative Document after the Closing Date, on the date such Person becomes such a party), and immediately prior to and after giving effect to the execution and delivery of each Operative Document hereunder and the use of the proceeds thereof, each of Lessee, Guarantor and each Material Subsidiary will not have an unreasonably small capital, each of Lessee, Guarantor and each Material Subsidiary will be solvent, will be able to pay its liabilities as they mature and both the fair value and fair saleable value of the assets of Lessee, Guarantor and each Material Subsidiary exceeds the liabilities, respectively, of each of Lessee, Guarantor and each Material Subsidiary.

                (q) No Burdensome Restrictions. None of Guarantor, Lessee nor any Subsidiary is a party to or bound by any Contractual Obligation or subject to any restriction in any Organization Document or any Requirement of Law which would reasonably be expected to have a Material Adverse Effect.

                (r) Copyrights, Patents, Trademarks and Licenses, etc. Lessee and the Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, trade secrets and other similar rights ("Intellectual Property") that are necessary for the operation of their respective businesses, without conflict with the rights of any other Person except for Intellectual Property the failure of which to own or be licensed or otherwise have the right to use, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. All of such Intellectual Property is subsisting, valid and enforceable, except to the extent that the failure to be subsisting, valid and enforceable would not be reasonably expected to have a Material Adverse Effect. Except to the extent set forth on Schedule 4.1(r), there is no individual item of Intellectual Property the loss of which would reasonably be expected to have a Material Adverse Effect. To the best knowledge of Guarantor and Lessee, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Guarantor, Lessee or any Subsidiary infringes upon any rights held by any other Person except for any infringement which, individually or in the aggregate, would not reasonably likely to have a Material Adverse Effect. Except as specifically disclosed on Schedule 4.1(r), no claim or litigation regarding any of the foregoing is pending or threatened against Guarantor, Lessee or any Subsidiary, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code, relating in each case to Intellectual Property, is, to the knowledge of Guarantor and Lessee, pending or proposed, which, in either case, would reasonably be expected to have a Material Adverse Effect.

                (s)     ERISA.

                        (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. To the best knowledge of

        Guarantor, nothing has occurred which would cause any Plan which is intended to qualify under Section 401(a) of the Code to fail to be so qualified. Guarantor and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made within the last five years with respect to any Plan.

                        (ii) There are no pending or, to the best knowledge of Lessee, threatened claims, actions or lawsuits, or actions by any Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

                        (iii) No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect; no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; and neither Lessee nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability to the PBGC under Title IV of ERISA with respect to any Pension Plan.

                (t)     Financial Information.

                        (i) The audited consolidated financial statements of Guarantor dated June 30, 1997, and June 30, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods ended on such dates:

                                (1) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein;

                                (2) present fairly the financial condition of Guarantor and the Subsidiaries as of the dates thereof and results of operations for the periods covered thereby; and

                                (3)     except as specifically disclosed in
                Schedule 4.1(t), show all material indebtedness and other liabilities, direct or contingent, of Guarantor and the Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                        (ii) Lessee has furnished to Agent and each Participant an estimated consolidated pro forma balance sheet of Guarantor and the Subsidiaries as of September 30, 1998, prepared by Guarantor and certified as true and correct in all material respects by the Chief Financial Officer of Guarantor.

                        (iii) Lessee has furnished to each Agent and each Participant financial projections dated the Closing Date and covering the period from March 31, 1997 to June 30, 2006. Such projections were prepared by Guarantor and the Subsidiaries in good faith on the basis of information and assumptions that Guarantor and its senior management believed to be reasonable as of the date of such projections and such assumptions are reasonable as of the Closing Date (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond Guarantor's control, and that no assurance can be given that the projections will be realized).

                        (iv) Since June 30, 1998 there has been no Material Adverse Effect.

                (u) Year 2000. Lessee has developed and is presently implementing a comprehensive, detailed program to address on a timely basis the "Year 2000 Problem" (that is, the risk that computer applications used by Lessee and the Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and reasonably anticipates that it will successfully resolve the Year 2000 Problem on a timely basis for all material computer applications used by it.

                (v) Subsidiaries. Guarantor has no Subsidiaries other than those specifically disclosed in part Schedule 4.1(v) hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 4.1(v). As of the Closing Date, Guarantor has no Material Subsidiaries.

                (w) Insurance. The properties of Guarantor, Lessee and the Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Guarantor or Lessee, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Guarantor, Lessee or such Subsidiary operates.

                (x) Swap Obligations. Neither Guarantor nor any of the Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. Guarantor has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterpart or any Affiliate of any swap counterpart in determining whether to enter into any Swap Contract.

                (y)     Environmental Warranties. Except as set forth in
Schedule 4.1(y):

                        (i) all facilities and property (including underlying groundwater) owned or leased by Guarantor or any of the Subsidiaries (including each of the Sites) are in compliance with all Environmental Laws, except for such non-compliance as would not reasonably be expected to result in a Material Adverse Effect;

                        (ii) there are no pending or threatened Environmental Claims, except for such Environmental Claims that are not reasonably likely, either singly or in the aggregate, to result in a Material Adverse Effect;

                        (iii) there have been no Releases of Hazardous Materials at, on or under any property now or, to the best of Lessee's or Guarantor's knowledge, previously owned or leased by Guarantor or any of the Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                        (iv) Guarantor and the Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses, except to the extent that the failure to have or comply with such permits, certificates, approvals, licenses and other authorizations relating to environmental matters would not be reasonably likely to have a Material Adverse Effect;

                        (v) no property now or, to the best of Lessee's and Guarantor's knowledge, previously owned or leased by Guarantor or any of the Subsidiaries including each of the Sites, is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, or, to the best of Lessee's knowledge, is on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, except, in each case, for any such listing that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and

                        (vi) to the best of Lessee's and Guarantor's knowledge, neither Guarantor nor any Subsidiary of Guarantor has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLIS, or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to Environmental Claims against Guarantor or such Subsidiary except, in each case, to the extent that the foregoing would not reasonably be expected to have a Material Adverse Effect.

                (z) Full Disclosure. None of the representations or warranties made by Guarantor or Lessee in the Operative Documents as of the date such representations and warranties are made or deemed made and none of the written statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Guarantor or Lessee in connection with the Operative Documents, considering each of the foregoing and in the context in which it was made and together with all other representations, warranties and written statements theretofore furnished by Guarantor and Lessee to Agent and the Participants in connection with the Operative Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make such representation, warranty or written statement, in light of the circumstances under which it is made, not misleading as of the time when made or delivered; provided that Lessee's representation and warranty as to any forecast, projection or other statement regarding future performance, future financial results or other future development is limited to the fact that such forecast, projection or statement was prepared in good faith on the basis of information and assumptions that Lessee believed to be reasonable as of the date such material was provided (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond Lessee's control, and that no assurance can be given that the projections will be realized).

        SECTION 4.2. Representations and Warranties of each Participant. As of the date of its execution of this Agreement, each Participant represents and warrants severally and only as to itself to each of the other parties hereto as follows:

                (a) Due Organization, etc. It is duly organized and validly existing under the laws of the jurisdiction of its organization and has full corporate power and authority to enter into and perform its obligations as either a Participant or a Certificate Purchaser (as the case may be) under each Operative Document to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before the initial Advance Date in connection with or as contemplated by each such Operative Document to which it is or is to be a party.

                (b) Certificate Trustee Liens. The Premises are free and clear of all Certificate Trustee Liens attributable to it and no act or omission by it has occurred which would cause a Certificate Trustee Lien.

                (c) ERISA. It is purchasing its interest in the Certificate(s) and the Notes with assets that are either: (i) not assets of any Employee Benefit Plan (or its related trust) which is subject to Title I of ERISA or
Section 4975 of the Code; or (ii) assets of any Employee Benefit Plan (or its related trust) which is subject to Title I of ERISA or Section 4975 of the Code, but there is available an exemption from the prohibited transaction rules under
Section 406(a) of ERISA and Section 4975 of the Code and such exemption is immediately applicable to each transaction contemplated by the Operative Documents to the extent that any other party to such transaction is a "party in interest" as defined in Section 3(14) of ERISA with respect to such plan assets.

                (d) Investment in Notes and Certificates. It is acquiring its interest in the Note(s) and Certificate(s) for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and if in the future it should decide to dispose of its interest in the Notes and/or Certificates, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the SEC thereunder and any applicable state securities laws. Each Participant is aware that the Notes and Certificates have not been registered under the Securities Act or qualified or registered under any state or other jurisdiction's securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any Note or Certificate or any interest in the Premises, the Trust Estate, the Lease Collateral, the Mortgaged Property or the Lease to the registration requirements of Section 5 of the Securities Act. No representation or warranty contained in this Section 4.2(d) shall include or cover any action or inaction of Lessee or any Affiliate thereof whether or not purportedly on behalf of any Participant, Agent, Certificate Trustee or any of their Affiliates. Notwithstanding the foregoing, but subject to the provisions of Article V of the Trust Agreement and of Article VI hereof, it is understood among the parties that the disposition of each Participant's property shall be at all times within its control. Each Participant and its respective agents and representatives have such knowledge and experience in financial and business matters as to enable them to utilize the information made available to them in connection with the transactions contemplated hereby, to evaluate the merits and risk of an investment in Notes and/or Certificates and to make an informed decision with respect thereto and such an evaluation and informed decision have been made.

        Each Participant understands and agrees that the Certificates and Notes will bear a legend that shall read substantially as follows:

                "THIS [CERTIFICATE] [NOTE] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT OR LAWS."

        SECTION 4.3. Representations and Warranties of Certificate Trustee. As of the date of its execution of this Agreement and as of the initial Advance Date, State Street Bank and Trust Company of California, N.A.("Bank"), in its individual capacity and not as Certificate Trustee (with the exception of the last sentence of subsection (c), which representation and warranty is made by Bank solely in its capacity as Certificate Trustee), represents and warrants to each of the other parties hereto as follows:

                (a) Chief Executive Office. The Bank's chief executive office and principal place of business and the place where the documents, accounts and records relating to the Overall Transaction are kept is located at 633 West 5th Street, 12th Floor, Los Angeles, California 90071, Attn.: Corporate Trust Department.

                (b) Due Organization, etc. The Bank is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power and authority to execute, deliver and perform its obligations: (i) in its individual capacity under the Trust

Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement, and (ii) acting as Certificate Trustee under the Trust Agreement, under this Agreement and each other Operative Document to which it is or will be a party as Certificate Trustee.

                (c) Due Authorization; Enforceability, etc. This Agreement and each other Operative Document to which the Bank is or will be a party have been or will be (to the extent it is to be a party thereto in its individual capacity), duly authorized, executed and delivered by or on behalf of the Bank (in its individual capacity) and are, or upon execution and delivery will be, legal, valid and binding obligations of the Bank (in its individual capacity), enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles. The Operative Documents to which the Certificate Trustee is a party constitute the legal, valid and binding obligation of the Certificate Trustee (acting solely as Certificate Trustee under the Trust Agreement, and not in its individual capacity) except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general equitable principles.

                (d) No Conflict. The execution and delivery by (a) the Bank, in its individual capacity, of the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement and (b) the Bank, in its capacity as Certificate Trustee, of each Operative Document to which Certificate Trustee is or will be a party, are not and will not be, and the performance by the Bank, in its individual capacity or as Certificate Trustee, as the case may be, of its obligations under each are not and will not be, inconsistent with the articles of association or by-laws of the Bank, do not and will not contravene any Applicable Laws and Regulations of the United States of America or the State of California relating to the banking or trust powers of the Bank and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other agreement or instrument to which the Bank is a party or by which it or its properties may be bound or affected.

                (e) No Approvals, etc. Neither the execution and delivery by Bank in its individual capacity or (assuming the due authorization, execution and delivery of the Trust Agreement by each Certificate Purchaser) as Certificate Trustee, as the case may be, of any of the Operative Documents to which it is a party requires the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Authority or other United States of America or California body governing its banking practices.

                (f) Litigation. There is no action, proceeding or investigation pending or, to its knowledge, threatened against the Bank (in its individual capacity or as Certificate Trustee) which questions the validity of the Operative Documents, and there is no action, proceeding or investigation pending or, to its knowledge, threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of the Bank (in its individual capacity or as Certificate Trustee) to perform its obligations (in either capacity) under the Operative Documents to which it is a party.

                (g) Certificate Trustee Liens. The Premises are free and clear of all Certificate Trustee Liens attributable to the Bank (in its individual capacity) and no act or omission by it has occurred which would cause a Certificate Trustee Lien.

                (h) Securities Act. Neither the Bank (in its individual capacity or as a Certificate Trustee) nor anyone authorized to act on its behalf has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Certificates, the Premises, the Lease, or the Operative Documents or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases.

                        (i) Taxes. There are no taxes payable by the Bank imposed by the State of California or any political subdivision thereof or by the United States of America in connection with the execution and delivery by the Bank of this Participation Agreement, the other Operative Documents to be delivered on the Document Closing Date solely because the Bank is a national banking association with its principal place of business in the State of California and performs certain of its duties as the Certificate Trustee in the State of California and there are no taxes payable by the Bank imposed by the State of California or any political subdivision thereof or by the United States of America in connection with the acquisition of its interest in the Trust Estate, and its execution, delivery and performance of the Trust Agreement and any other Operative Document (other than franchise or other taxes based on or services rendered in connection with the transactions contemplated hereby), solely because the Bank is a national banking association with its principal place of business in the State of California and performs certain of its duties as Certificate Trustee in the State of California.

        SECTION 4.4. Representations and Warranties of Agent. Agent, in its individual capacity, hereby represents and warrants to the Participants as set forth in this Section 4.4.

                (a) Organization and Authority. Agent is a trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and has the power and authority to enter into and perform its obligations under the Operative Documents.

                (b) Authorization; Binding Effect. The Operative Documents to which Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by Agent, and this Participation Agreement is, and such other Operative Documents are, or, when so executed and delivered by Agent will be, valid, legal and binding agreements of Agent, enforceable against Agent in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                (c) Non-Contravention. Neither the execution and delivery by Agent of the Operative Documents to which it is or will be a party, either in its individual capacity, as Agent, or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) the articles of association or by-laws of Agent; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which Agent, either in its individual capacity, as Agent, or both, is now a party or by which it or its property, either in its individual capacity, as Agent, or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Document to which it is or will be a party, either in its individual capacity, as Agent, or both; or (iii) any of the terms, conditions or provisions of any federal or Massachusetts law, rule or regulation governing its banking or trust powers, or any order, injunction or decree of any Authority applicable to it in its individual capacity, as Agent, or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Document to which it is or will be a party.

                (d) Absence of Litigation, etc. There is no litigation (including, without limitation, derivative actions), arbitration or governmental proceedings pending or, to the best knowledge of Agent, threatened against it which would be reasonably likely to adversely affect Agent's ability to perform its obligations under the Operative Documents to which it is party.

                (e) Consents, etc. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any federal or Massachusetts Authority governing its banking or trust powers, is or will be required in connection with the execution and delivery by Agent of the Operative Documents to which it is party or the performance by Agent of its obligations under such Operative Documents.


                                    ARTICLE V
                        COVENANTS OF LESSEE AND GUARANTOR

        SECTION 5.1. Construction Matters. Each of Lessee and Guarantor, jointly and severally, covenants and agrees with Certificate Trustee, Agent and each of the Participants that from the Document Closing Date through the Final Completion Date, Lessee and Guarantor shall comply, or cause Construction Agent to comply, with the following provisions of this Section 5.1:

                (a) Further Assurances. Lessee, Guarantor or Construction Agent, as a Transaction Cost or a Construction Cost, as applicable, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Certificate Trustee, Agent or any Participant reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents and the Overall Transaction. Lessee or Construction Agent, as a Transaction Cost or a Construction Cost, as applicable, will cause all financing statements (including precautionary financing statements), fixture filings, mortgages and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by Agent, any Lender or Certificate Trustee in order to establish, preserve, protect and perfect the title and Lien of

Certificate Trustee and/or Agent in the Premises and Certificate Trustee's, Agent's and/or any Participant's rights under this Agreement and the other Operative Documents.

                (b) Completion. The Completion of the Financed Improvements shall occur prior to the Outside Completion Date in accordance with the standards set forth at Section 3.5(a). No proceeds of any of the Advances shall be used to pay for personal property, including, without limitation, furniture, trade fixtures or equipment (other than equipment described in the Plans and Specifications as part of the Financed Improvements which are to become real property fixtures).

                (c) Construction Assurances. Each Person engaged by Construction Agent on behalf of Certificate Trustee under each material construction, architectural and engineering contract shall covenant and agree that: (i) none of the Certificate Trustee, Agent or any Participant is personally liable for any claims or obligations incurred under such contract, (ii) such Person will provide written notice to Certificate Trustee and Agent of any material breach under such contract and, during the existence of a Lease Event of Default, Certificate Trustee and Agent shall have at least thirty (30) days following the receipt of such notice to cure such breach, and (iii) upon written request of Certificate Trustee or Agent, such Person shall provide to Certificate Trustee and Agent an estoppel certificate in respect of such contract in a form reasonably requested by the Certificate Trustee or Agent.

                (d) Construction Progress Information. Lessee shall furnish or cause to be furnished to the Construction Consultant or, if requested in lieu thereof, the Agent, upon request (but so long as no Lease Event of Default has occurred and is continuing not more than once per calendar month or such shorter period to coincide with Advance Requests), on forms approved by the Construction Consultant or Agent, as applicable, details concerning construction of the Financed Improvements as the Construction Consultant or Agent, as applicable, shall reasonably require, including: (i) the costs incurred and the progress of the Financed Improvements, (ii) copies of any modifications or changes to the Plans and Specifications, and (iii) a list of the names and addresses of Lessee's general contractor and all materials dealers and subcontractors with whom written agreements have been made by Lessee.

                (e) Liens. Lessee and Guarantor shall not by any act or omission to act incur or create any Lien on the Premises other than Permitted Liens.

                (f) Other Covenants. Lessee and Guarantor shall comply with the covenants set forth in Section 5.2.

        SECTION 5.2. Covenants of Lessee and Guarantor. Each of Lessee and Guarantor jointly and severally covenants and agrees with Certificate Trustee, Agent and each of the Participants that during the Lease Term Lessee shall comply with the following provisions of this Section 5.2.

                (a) Further Assurances. Each of Lessee and Guarantor, at its cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Certificate Trustee, Agent or any Participant reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents and the Overall Transaction. Each of Lessee and Guarantor, at its cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings, mortgages and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by Agent, any Participant or Certificate Trustee in order to establish, preserve, protect and perfect the title and Lien of Certificate Trustee and/or Agent in the Premises and Certificate Trustee's, Agent's and/or any Participant's rights under this Agreement and the other Operative Documents.

                (b) Liens. Lessee shall not incur or suffer to exist any Lien on the Premises other than Permitted Liens.

                (c) Change of Name or Address. Lessee shall provide Agent thirty days' prior written notice of any change in name, or the address of its chief executive office and principal place of business or the office where it keeps its records concerning its accounts and the Premises.

                (d) Compliance with Law. Lessee and Guarantor shall comply at all times with all Applicable Laws and Regulations the violation of which could reasonably be expected to have a Material Adverse Effect; Hazardous Materials maintained at any Leased Property shall be held and used in compliance with all Applicable Laws and Regulations the violation of which could be reasonably expected to have a Material Adverse Effect; and Lessee shall not cause or permit the installation of any underground storage tanks at any Leased Property unless such underground storage tanks are installed, monitored and maintained in accordance with Applicable

Laws and Regulations and do not in any manner materially adversely affect the Fair Market Value, utility, remaining useful life or residual value of such Leased Property.

                (e) Investigation and Litigation. Lessee shall deliver a written notice to Agent and Certificate Trustee promptly upon Lessee's receiving notice or actual knowledge of a Responsible Officer of Lessee of the intent by an Authority to take an action which would constitute a Condemnation, investigate any Leased Property for a material violation of any Applicable Laws and Regulations on or at any Leased Property, including any Environmental Law, under which liability may be imposed upon Certificate Trustee, Agent, any Participant, or Lessee, or investigate any Leased Property (other than routine fire, life-safety and similar inspections) for any violation of Applicable Laws and Regulations under which criminal liability may be imposed upon Certificate Trustee, Agent, any Participant, or Lessee.

                (f) Financial Statements. Lessee shall deliver to the Agent (which shall promptly provide copies to each Participant), in form and detail satisfactory to the Required Participants:

                        (i) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Guarantor and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by (i) the opinion of a nationally-recognized independent public accounting firm (the "Independent Auditor"), which report (x) shall state that such consolidated financial statements present fairly the consolidated financial position of Guarantor and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of Guarantor's or any of its Subsidiary's records and (ii) a comparison with the budget for such fiscal year;

                        (ii) Promptly when available, and in any event within 30 days after the end of each month that is not the end of a fiscal quarter, and within 45 days after the end of each month that is the end of a fiscal quarter (other than the last month of each fiscal year), a copy of the unaudited consolidated balance sheet of Guarantor and its Subsidiaries as of the end of such month and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such month, including a comparison with the corresponding month and period of the previous fiscal year and a comparison with the budget for such month and for such period of the current fiscal year, together with a certificate of a Responsible Officer of Lessee that each such statement fairly presents the financial condition and results of operations (subject to normal year-end audit adjustments) of Guarantor and its Subsidiaries and has been prepared in accordance with GAAP consistently applied; and

                        (iii) Not later than 60 days after the end of each fiscal year, a copy of the projections of Guarantor of the consolidated operating budget and cash flow budget of Guarantor and its Subsidiaries for the succeeding fiscal year (including an explanation of the assumptions used in preparing such budgets), such projections to be accompanied by a certificate of a Responsible Officer of Lessee to the effect that (i) such projections were prepared by Guarantor in good faith, (ii) Guarantor has a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared according to such assumptions.

                (g) Compliance Certificates. Lessee shall furnish to the Agent (and the Agent will promptly distribute copies of the same to the Participants):

                        (i) concurrently with the delivery of the financial statements referred to in subsection 5.2(f)(i), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

                        (ii) promptly, copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that Lessee, Guarantor or any Subsidiary may make to, or file with, the SEC;

                        (iii) promptly from time to time, any notices (including notices of default or acceleration thereunder) received from any holder or trustee of, under or with respect to any Subordinated Debt of Lessee;

                        (iv) forthwith upon any Qualified Refinancing or Qualified Guarantor Refinancing, a copy of the related Qualified Indenture or Qualified Guarantor Indenture, certified as true and correct by the Secretary or an Assistant Secretary of Lessee or Guarantor, as applicable; and

                        (v) promptly, such additional information regarding the business, financial or corporate affairs of Lessee, Guarantor or any Subsidiary as the Agent, at the request of any Participant, may from time to time reasonably request.

                (h) Notices. Promptly upon a Responsible Officer obtaining knowledge thereof, Lessee shall notify the Agent (and the Agent will promptly distribute such notice to the Participants) of:

                        (i) the occurrence of any Lease Event of Default, Construction Agency Event of Default, Lease Default or Construction Agency Default;

                        (ii) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including, if applicable, (A) any breach or non-performance of, or any default under, a Contractual Obligation of Lessee or any Subsidiary, (B) any dispute, litigation, investigation, proceeding or suspension between Lessee or any Subsidiary and any Governmental Authority or (C) the commencement of, or any material development in, any litigation or proceeding affecting Lessee or any Subsidiary;

                        (iii) the occurrence of any of the following events affecting Lessee or any ERISA Affiliate (but in no event more than ten days after such event), and deliver to the Agent (which shall promptly deliver to each Participant a copy thereof) a copy of any notice with respect to such event that is filed with a Authority and any notice delivered by a Authority to Lessee or any ERISA Affiliate with respect to such event:

                        (A) an ERISA Event; or

                        (B) a contribution failure with respect to a Pension
                Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

                        (iv) any material change in accounting policies or financial reporting practices by Lessee or any of its consolidated Subsidiaries;

                        (v) any Mandatory Prepayment Event;

                        (vi) any proposed payment of principal of Subordinated Debt prior to the making thereof; and

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Lessee or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under this Section shall describe with particularity any and all clauses or provisions of this Agreement, any other Operative Document or the Credit Agreement that have been breached or violated.

                (i) Securities. Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of the Notes or Certificates, the Premises or the Operative Documents, or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items to the registration requirements of Section 5 of the Securities Act or any state securities laws.

                (j) Rates. With respect to each determination of Interest and Yield pursuant to this Agreement, the Loan Agreement, the Trust Agreement and Basic Rent under the Lease, Lessee agrees to be bound by Sections 2.6 and 2.7 of the Loan Agreement, Sections 2.4 and 2.5 of the Trust Agreement, and Sections
2.9 and 2.10 hereof and the applicable definitions in Appendix 1.


                                   ARTICLE VI
                         OTHER COVENANTS AND AGREEMENTS

        SECTION 6.1. Cooperation with Lessee. Certificate Trustee, Agent and each Participant shall, to the extent reasonably requested by Lessee (but without assuming additional liability on account thereof), as a Transaction Cost or as a Construction Cost before the Final Completion Date and at Lessee's expense thereafter, cooperate to allow Lessee to (a) perform its covenants contained in Article V including, without limitation, at any time and from time to time, upon the reasonable request of Lessee, to promptly and duly execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as Lessee may reasonably request in order to perform such covenants and (b) further Lessee's requirements as lessee of the Premises, including, without limitation, to file any statement with respect to any tax abatements or other requirements.

        SECTION 6.2. Covenants of Certificate Trustee, Agent and the
Participants.

                (a) Discharge of Liens. Each of the Participants covenants as to itself, and not jointly with any other Participant, that it will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Certificate Trustee Liens attributable to it and will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this Section 6.2(a). Certificate Trustee, in its trust capacity, will not create or permit to exist at any time, and will promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Certificate Trustee Liens attributable to it and will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this Section 6.2(a). The Bank, in its individual capacity, will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Certificate Trustee Liens attributable to it and will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this Section 6.2(a). Agent, in its individual capacity, will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Certificate Trustee Liens attributable to it and will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this Section 6.2(a). Notwithstanding the foregoing, none of the Participants, Certificate Trustee, Agent or the Bank, as the case may be, shall be required to so discharge any such Certificate Trustee Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any meaningful danger of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any part of the Premises, the Lease or the Trust Estate or title thereto or any interest therein or the payment of Rent; provided, however, that each Participant, Agent, Certificate Trustee and the Bank shall discharge any such Certificate Trustee Lien attributable to it, whether or not subject to contest as provided above, upon the purchase of the Premises by Lessee pursuant to the Lease or a sale pursuant to the Sale Option.



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

                (b) Trust Agreement. Without prejudice to any right under the Trust Agreement of Certificate Trustee to resign, or the Certificate Purchasers' right under the Trust Agreement to remove Certificate Trustee, each of the Certificate Purchasers and Certificate Trustee hereby agrees with Lessee: (i) except as permitted by the Trust Agreement not to terminate or revoke the trust created by the Trust Agreement prior to the Lease Expiration Date, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement prior to the Lease Expiration Date in such a manner as to materially and adversely affect the rights of any such party, (iii) except as otherwise expressly authorized under the Operative Documents, not to withdraw from the Trust Estate any funds other than amounts payable to it by Certificate Trustee as distributions of Basic Rent and Supplemental Rent without the prior written consent of each such party and (iv) to comply with all of the terms of the Trust Agreement and the Loan Agreement applicable to it the nonperformance of which would adversely affect such party.

                (c) Successor Certificate Trustee. Certificate Trustee or any successor may resign or be removed by the Certificate Purchasers as Certificate Trustee, a successor Certificate Trustee may be appointed, and a corporation may become Certificate Trustee under the Trust Agreement, only (and, so long as no Lease Event of Default has occurred and is continuing, with the written consent of Lessee) in accordance with the provisions of Article IV of the Trust Agreement.

                (d) Indebtedness; Other Business. Certificate Trustee on behalf of the Trust shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Documents and, for the benefit of Lessee and the Certificate Purchasers, agrees to be bound by Section 1.2(b) of the Trust Agreement.

                (e) Change of Principal Place of Business. Certificate Trustee shall give prompt notice to the Participants and Lessee, if Certificate Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Premises or the Overall Transaction are kept, shall cease to be located at its address in the State of California set forth on Schedule II or if it shall change its name or identity.

                (f) Depreciation. Prior to the Lease Expiration Date, neither Certificate Trustee nor any Participant shall claim any federal or state tax attributes or benefits (including depreciation) relating to the Premises unless required to do so by an appropriate taxing authority or after a clearly applicable change in Applicable Laws and Regulations or as a protective response to a proposed adjustment by an Authority; provided, however, that if an appropriate taxing authority shall require Certificate Trustee or any Participant to claim any such federal or state tax attributes or benefits, such Person shall promptly notify Lessee thereof and shall permit Lessee to contest such requirement in a manner similar to the contest rights provided in, and subject to any applicable limitation to a context contained in, Section 7.2(b) hereof.

        SECTION 6.3. Restrictions on and Effect of Transfer. No Participant shall assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under any Note or Certificate without the prior written consent of Agent and, provided no Lease Event of Default has occurred and is in existence, Lessee (which consent shall not be unreasonably withheld or delayed, but who may each condition its approval upon the satisfaction of any or all of the conditions of subsections (a) through (i) below), except that without the prior written consent of Agent or Lessee, (x) any Participant may pledge or encumber its interest to another Person; provided, that, no transfer upon a foreclosure pursuant to such a pledge or encumbrance may occur unless the other provisions of this Section are complied with, and (y) any Participant may transfer all or any portion of its interest to any other existing Participant upon compliance with subsections (a), (b), (c), (d), (f)(i), (g), (h) and (i) below; and provided, further, that the restrictions set forth in this Section
6.3 shall not apply to a Participation with respect to which Section 6.4 shall apply:

                (a) Required Notice and Effective Date. In the event of a transfer pursuant to which this Section 6.3(a) applies, the Participant desiring to effect a transfer of its interest shall give written notice of such proposed transfer to Lessee, Agent, Certificate Trustee and each other Participant at least ten (10) Business Days prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage or interest to be retained by such Participant, if any, and the date on which such transfer is proposed to become effective. Any expenses incurred by the transferee in connection with its review of the Operative Documents and its investigation of the transactions contemplated thereby and any costs and expenses incurred by the transferee, the transferor Agent or Certificate Trustee in connection with such transfer shall be borne by such transferee or the relevant Participant, as they may determine, but shall not be considered costs and expenses which Lessee is obligated to pay or reimburse under Section 9.9, except in the case of a transfer made pursuant


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
to Section 2.14, 2.15 or 7.4 or a transfer that occurs while a Lease Event of Default has occurred and is continuing.

                (b) Assumption of Obligations. Any transferee with respect to a transfer to which this Section 6.3(b) applies shall have executed and delivered to Certificate Trustee and Agent the Investor's Letter, and thereupon the obligations of the transferring Participant under the Operative Documents shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Documents to which its transferor was a party, shall be deemed the pertinent "Participant" for all purposes of the Operative Documents and shall be deemed to have made that portion of the payments pursuant to this Agreement previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Documents to the pertinent "Participant" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such transfer, Certificate Trustee shall deliver to Agent, each "Participant" and Lessee an amended Schedule I to the Participation Agreement, revised to reflect the relevant information for such new Participant and the commitment of such new Participant (and the revised Commitment of the transferor Participant if it shall not have transferred its entire interest).

                (c) Employee Benefit Plans. No Participant may make any such assignment, conveyance or transfer to or in connection with any arrangement or understanding in any way involving any employee benefit plan (or its related trust), as defined in Section 3(3) of ERISA, or with the assets of any such plan (or its related trust), as defined in Section 4975(e)(1) of the Code (other than a governmental plan, as defined in Section 3(32) of ERISA), with respect to which Lessee or such Participant or any of their Affiliates is a party in interest within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

                (d) Representations and Warranties; Compliance with Laws. Notwithstanding anything to the contrary set forth above, no Participant may assign, convey or transfer its interest to any Person to which this Section 6.3(d) applies, (i) unless such Person shall have delivered to Certificate Trustee and Lessee a certificate confirming the accuracy of the representations and warranties set forth in Section 4.2 with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Documents) or (ii) if such assignment, conveyance or transfer would result in a violation of


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

the Securities Act or any other material Applicable Laws and Regulations.

                (e) Financial Condition of Transferee. No transfer to which this
Section 6.3(e) applies by a Participant shall be effective against the other parties to this Agreement unless the transferee is (A) a bank or other financial institution with a combined capital, surplus and undivided profits (or its equivalent) of at least $100,000,000 or with a net worth of at least $100,000,000, or (B) any subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes a guaranty with respect to the transferee's obligations as a Participant.

                (f) Amounts. Any transfer pursuant to which this Section 6.3 applies (i) shall consist of the transferring Participant's pro rata share of both its Notes and Certificates, and (ii) shall be in a combined principal amount and Certificate Amount which is equal to or greater than $5,000,000 in the aggregate; provided that the foregoing Dollar limitation shall not apply to a Participant's transfer of the entire principal amount of such Participant's Notes and Certificates.

                (g) Effect. From and after any transfer pursuant to which this
Section 6.3(g) applies, the transferring Participant shall be released, to the extent assumed by the transferee, from its liability and obligations hereunder and under the other Operative Documents to which such transferor is a party in respect of obligations to be performed on or after the date of such transfer. Upon any transfer by a Participant as above provided, any such transferee shall be deemed a "Participant" for all purposes of such documents and each reference herein to a Participant shall thereafter be deemed a reference to such transferee for all purposes, except as the context may otherwise require. Notwithstanding such transfer, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer, including, without limitation, rights to indemnification under this Agreement or any other Operative Document.

                (h) Transferee Indemnities. Each transferee shall be entitled to the benefits of Article VII with respect to its Notes or Certificates or participation in the Notes or Certificates outstanding from time to time.

                (i) Future Participants. Each Participant by its acceptance of its Note and/or Certificate, shall be deemed to be bound by and, upon compliance with the applicable requirements of

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

Section 6.3, will be entitled to all of the benefits of the provisions of this Agreement.

        SECTION 6.4. Participations. Each Participant may sell, transfer or assign a participation in all or a portion of the interests represented by its Notes and Certificates or any right to payment thereunder (a "Participation") to any Person (a "Participation Holder"). In the event of any such sale by a Participant of a Participation to a Participation Holder, such obligations under this Participation Agreement and under the other Operative Documents shall remain unchanged, such Participant shall remain solely responsible for the performance thereof, such Participant shall remain the holder of its Note and Certificate for all purposes under this Participation Agreement and under the other Operative Documents, and Certificate Trustee shall continue to deal solely and directly with such Participant in connection with such Participation Holder's rights and obligations under this Trust Agreement and under the other Operative Documents. In connection with any Participation, the Participant shall obtain from such Participation Holder, if such Participation Holder is not an Affiliate, a certificate containing the following representations and warranties from such Participation Holder:

                (a) The Participation Holder is a sophisticated institutional investor with sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risk of acquiring the Participation. It is acquiring the Participation for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof and if in the future it should decide to dispose of its interest in the Participation, it understands that it may do so only in compliance with the Securities Act and the rules and the regulations of the SEC thereunder and any applicable state securities laws, if applicable. It is aware that the Participation has not been registered under the Securities Act or qualified or registered under any state or other jurisdiction's securities laws.

                (b) The Participant understands and agrees that any documentation providing for the Participation will contain a paragraph that shall read substantially as follows:

            THIS PARTICIPATION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT OR LAWS.




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

                                   ARTICLE VII
                                 INDEMNIFICATION

        SECTION 7.1. General Indemnification.

                (a) General Indemnity. Without limitation on the rights of any Indemnitee under Article VI of the Construction Agency Agreement, Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to indemnify, protect, defend, save and keep harmless each Indemnitee from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person, whether or not such Claim is covered by the indemnification at Article VI of the Construction Agency Agreement and whether or not such Claim arises or accrues prior to the Document Closing Date, the initial Advance Date or the Completion Date for any Site, in any way relating to or arising out of (a) any of the Operative Documents or any of the transactions contemplated thereby or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof; or (b) the Premises or any part thereof or interest therein; or
(c) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer or title, redelivery, use, financing, refinancing, operation, condition, sale (including, without limitation, any sale or other transfer pursuant to Articles XX, XXI or XXII of the Lease), return or other disposition of all or any part of any interest in the Premises or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (i) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise),
(ii) loss of or damage to the environment (including, without limitation, investigation costs, cleanup costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, and all other damages, costs, fees and expenses, fines and penalties, including natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under any Environmental Laws, (iii) latent or other defects, whether or not discoverable, (iv) any Claims resulting from the existence or Release of any Hazardous Materials at or from the Premises, (v) the construction of the Financed Improvements and (vi) any Claim for patent, trademark or copyright infringement; (d) the offer,


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



issuance, sale, transfer or delivery of the Notes or Certificates; (e) the breach or alleged breach by Lessee of any representation or warranty made by it or deemed made by it in any Operative Document; (f) the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code, or (g) any other agreement entered into or assumed by Lessee in connection with the Premises (including, in connection with each of the matters described in this Section 7.1 to which this indemnity shall apply, matters based on or arising from the negligence of any Indemnitee); provided, however, that to the extent any such Claim relates to a specific Site during the Construction Period for such Site, Lessee's obligation to indemnify any indemnitee under this Section solely to the extent such Claim relates directly to such Site shall arise upon the Base Term Commencement Date of the Lease Supplement for such Site, whereupon Lessee shall pay such indemnity Claim immediately to the Indemnitee entitled thereto (provided that the foregoing shall not limit the obligations of Construction Agent to indemnify each Construction Period Indemnitee and Borrower to indemnify each Participant Indemnitee pursuant to Article VII of the Construction Agency Agreement and Article VII of the Loan Agreement). Notwithstanding the foregoing provisions of this Section 7.1(a), Lessee shall not be obligated to indemnify an Indemnitee under this Section 7.1(a) for any Claim to the extent that it is attributable to any of the following: (i) Taxes, loss of tax benefits and the cost and expense of tax controversies (whether or not indemnified by Lessee under Section 7.2), other than a payment necessary to make payments under this Section 7.1 on an after-tax basis; provided, that the exclusion set forth in this clause (i) does not apply to any taxes or penalties included in Claims against which the Indemnitee is provided an indemnification under clause (f) of this Section 7.1; (ii) the gross negligence or willful misconduct of such Indemnitee; (iii) the breach by such Indemnitee of its representations and warranties in Sections 4.2, 4.3, or 4.4, as the case may be or the breach by an Indemnitee of its covenant in Section 6.2(a) hereof; and
(iv) any Claim resulting from the imposition of any Certificate Trustee Lien for which such Indemnitee is responsible for discharging under the Operative Documents.

                (b) Contests. In respect of the indemnification provided under
Section 7.1(a) or Section 7.8, promptly after receipt by an Indemnitee of notice of any pending or threatened Claim, such Indemnitee shall, if a claim in respect thereof is to be made against Lessee, give notice thereof to Lessee. So long as no Lease Event of Default is continuing, Lessee, at its own expense, may elect to assume the defense of any such Claim through


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

its own counsel, which shall be subject to the reasonable approval of the Required Participants, on behalf of the Indemnitee (with full right of subrogation to the Indemnitee's rights and defenses). Lessee must indicate its election to assume such defense by written notice to the Indemnitee within 90 days following receipt of Indemnitee's notice of the Claim, or in the case of a third party claim which requires a shorter time for response then within such shorter period as specified in the Indemnitee's notice of Claim provided that such Indemnitee has given Lessee notice thereof. If Lessee denies liability or fails to respond to the notice within the time period set forth above, the Indemnitee may defend or compromise the Claim as it deems appropriate without prejudice to any of Indemnitee's rights hereunder and with no further obligation to inform Lessee of the status of the Claim and no right of Lessee to approve or disapprove any actions taken in connection therewith by the Indemnitee. If Lessee shall have elected to assume the defense of any such Claim, then upon the request of Lessee, the Indemnitee requesting payment of indemnity under Section 7.1(a) or Section 7.8 shall promptly furnish Lessee with copies of any records or documents pertaining to the matter to be indemnified and, to the extent known by such Indemnitee, a reasonably detailed explanation of the circumstances giving rise to the claim of indemnification and the determination of the amount of the requested indemnity payment. Upon payment in full to Indemnitee of any indemnity pursuant to Section 7.1(a) or Section 7.8, Lessee shall be subrogated to any right of Indemnitee in respect of the matter against which such indemnity has been paid. If Lessee shall have elected to assume the defense of any such Claim, upon the written request at any time and from time to time of Lessee, Indemnitee shall, at the expense of Lessee, take such reasonable actions and execute such documents as are necessary or reasonably appropriate to assist Lessee in the preservation and enforcement against third parties of Lessee's right of subrogation hereunder. The Indemnitee may employ separate counsel at its expense in any such Claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless the Indemnitee shall have been advised by its counsel that there exists a conflict of interest in such counsel's representation of the Indemnitee and the Lessee, it being understood, however, that Lessee shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Indemnitees, and such firm shall be designated in writing by the Indemnitees. All fees and expenses shall be paid periodically as incurred. Lessee shall not be liable for any settlement of any such Claim effected without its consent


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

unless Lessee shall elect in writing not to assume the defense thereof in which case the Indemnitee, without waiving any rights to indemnification hereunder, may defend such Claim and enter into any good faith settlement thereof without the prior written consent of Lessee. Lessee shall not, without the prior written consent (not to be unreasonably withheld) of the Indemnitee, effect any settlement of any such Claim unless such settlement includes an unconditional release of the Indemnitee from all liabilities that are the subject of such Claim. The parties agree to cooperate in any defense or settlement of any such Claim and to give each other reasonable access to all information relevant thereto subject to appropriate confidentiality agreements. The parties will similarly cooperate in the prosecution of any claim or lawsuit against any third party.

        SECTION 7.2. General Tax Indemnity.

                (a) Tax Indemnity. Lessee shall pay on an after-tax basis, and on written demand shall indemnify and hold each Indemnitee harmless from and against, any and all Taxes, howsoever imposed, on or with respect to any Indemnitee, the Premises or any portion thereof, Lessee or any sublessee or user of the Premises, by the United States or by any state or local government or other taxing authority in the United States, or by any taxing authority outside the United States, in connection with or in any way relating to: (i) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, purchase, repurchase, sale, return or other application or disposition of all or any part of the Premises or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to the Premises or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Certificates or any other Operative Documents, the property or the income or other proceeds with respect to the property held in the Trust Estate, (iv) the Premises or any part thereof or any interest therein, (v) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents or the enforcement thereof; provided, however, that the indemnification


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

obligation of this Section 7.2(a) shall not apply to: (1) Taxes (other than Taxes that are sales, use, rental, value added or similar Taxes) based upon or measured by the Indemnitee's gross or net income, gross or net receipts or that are in the nature of, or are imposed with respect to, capital, net worth, excess profits, accumulated earnings, capital gains, franchise or conduct of business of such Indemnitee (other than Taxes imposed as a result of Lessee's or Guarantor's activities in, or the location of the Premises or any portion thereof in, the jurisdiction imposing such Taxes, any gross receipts (or similar) Tax imposed by any county in which any Site is located, or any Taxes described in Section 7.3 resulting from changes in law or regulation) (except in the case of gross or net income Taxes, to the extent necessary so that payments under this Section 7.2 are made to an Indemnitee on a Grossed-Up Basis within the meaning of Section 7.6); (2) sales, use, rental or similar Taxes (other than any Taxes imposed as a result of Lessee's or Guarantor's activities in, or the location of the Premises or any portion thereof in, the jurisdiction imposing such Taxes); and (3) Taxes that result from (x) a voluntary transfer or other voluntary disposition by the Indemnitee or any of its Affiliates of all or any portion of its interest in the Premises, the Trust Estate, any Indemnitee, the Certificates, the Operative Documents (other than a transfer or disposition resulting from (A) an Indemnitee's exercise of remedies under the Lease during the occurrence and continuation of an Event of Default, (B) the Lessee's exercise of the Sale Option or Purchase Option under the Lease or (C) any other transfer to Lessee or Guarantor under the Operative Documents) or (y) an involuntary transfer or other involuntary disposition by the Indemnitee or any of its Affiliates of all or any part of an interest in the Premises, the Trust Estate, any Indemnitee, the Certificates, the Operative Documents (other than any such transfer or disposition that occurs while a Lease Event of Default has occurred and is continuing) in connection with any bankruptcy or other proceeding for the relief of debtors in which an Indemnitee or any of its Affiliates is the debtor or any foreclosure by a creditor of an Indemnitee or any of its Affiliates that is in each case unrelated to the transactions contemplated by the Operative Documents; (4) Taxes (other than those imposed in order to Gross-Up) imposed on or against or payable by such Indemnitee to the extent of the excess of such Taxes over the amount of such Taxes that would have been imposed and indemnified hereunder had there not been a transfer by the original Indemnitee (from which such Indemnitee derives its interest) of any interest in the Premises, the Certificates, the Trust Estate, any Indemnitee or the Operative Documents, unless


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



such transferee acquired its interest during the occurrence and continuation of a Lease Event of Default or as the result of the substitution of the Certificate Trustee; (5) Taxes imposed with respect to any period (except during the occurrence and continuance of an Event of Default) after the expiration or earlier termination of the Lease (but not to the extent attributable to events occurring on or prior to such date); (6) Taxes resulting from (x) the gross negligence, willful misconduct or fraud of the Indemnitee or any of its Affiliates (except to the extent attributable to an Indemnitee by reason of the execution of any of the Operative Documents), (y) the inaccuracy or breach of a representation, warranty under the Operative Documents or of the covenant set forth in Section 6.2(a) hereof or (z) any Liens, in the case of any Indemnitee, attributable to such Indemnitee or any of its Affiliates; (7) Taxes imposed on the Agent in its individual capacity with respect to any fees received by it payable to the Agent for services rendered; (8) Taxes to the extent resulting from or measured by income, assets, activities, or other matters of or relating to the Indemnitee or any of its Affiliates that are unrelated to the transactions contemplated by the Operative Documents; (9) any interest, penalties or additions to Tax that result from the failure of an Indemnitee to file any return properly and timely, unless such failure is caused by the failure of the Lessee to fulfill its obligations, if any, under this Agreement with respect to such return; and (10) provided that such Indemnitee did not acquire its interest in the Operative Documents while an Event of Default was continuing, Taxes that would not have been imposed but for the Indemnitee or any of its Affiliates having its tax residence, place of business, status of organization, place of management or controls, permanent establishment or other presence in the taxing jurisdiction (unless such tax residence, place of business, status of organization, place of management or control, permanent establishment or other presence results from the presence or activities of the Lessee in such jurisdiction).

                (b) Contests. Lessee shall pay on or before the time or times prescribed by law any Taxes that the Lessee is liable for hereunder (except any Taxes excluded by the proviso to Section 7.2(a)). If any claim or claims is or are made against any Indemnitee for any Tax which is subject to indemnification as provided in Section 7.2(a), Indemnitee shall as soon as practicable, but in no event more than 30 days after receipt of formal written notice of the Tax or proposed Tax, notify Lessee and if, in the reasonable opinion of Lessee and (in the case of any Tax on gross or net income which may reasonably be expected to exceed $100,000 in the aggregate) tax counsel reasonably acceptable to the Indemnitee, there exists a reasonable basis to contest such Tax which satisfies the requirements of ABA Formal Opinion 85-352 (and


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



if the provisos of the definition of "Permitted Contest" continue to be satisfied and so long as no Lease Event of Default exists), Lessee at its expense may, to the extent permitted by Applicable Laws and Regulations and provided that it has acknowledged in writing its liability for the Tax at issue if the contest is not successful, contest such Tax, and subsequently may appeal any adverse determination (other than to the United States Supreme Court), in the appropriate administrative and legal forums; provided, that in all other circumstances, upon notice from Lessee to such Indemnitee that there exists a reasonable basis to contest any such Tax which satisfies the requirements of ABA Formal Opinion 85-352 (as supported by an opinion of tax counsel to Lessee reasonably acceptable to the Indemnitee), the Indemnitee, at Lessee's expense, shall contest any such Tax (so long as the provisos of the definition of "Permitted Contest" continue to be satisfied and so long as no Lease Event of Default exists and, in the case of a Tax on gross or net income, the amount of the Tax exceeds $100,000). Lessee shall pay all expenses incurred by the Indemnitee in contesting any such Tax (including, without limitation, all reasonable attorneys' and accountants' fees), upon demand by the Indemnitee. Lessee shall have the right to participate in the conduct of any proceedings controlled by the Indemnitee to the extent that such participation by such Person does not interfere with the Indemnitee's control of such contest and Lessee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitee shall have the right to participate in the conduct of any proceedings controlled by Lessee to the extent that such participation by such Person does not interfere with Lessee's control of such contest, and the Indemnitee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitees agree that a contested claim for which Lessee would be required to make a reimbursement payment hereunder will not be settled or compromised without Lessee's prior written consent unless the provisos of the definition of "Permitted Contest" would not continue to be satisfied or the Indemnitee waives its right to indemnification hereunder and repays the Taxes advanced by the Lessee as a non-interest bearing loan by the Lessee to such Indemnitee (as provided below) with interest at the Overdue Rate from the date of payment until receipt thereof by the Lessee. Indemnitee shall endeavor to settle or compromise any such contested claim in accordance with written instructions received from Lessee; provided, that (x) Lessee on or before the date the Indemnitee executes a settlement or compromise pays the contested Tax to the extent agreed upon or makes an indemnification payment to the Indemnitee in an amount acceptable to the Indemnitee; and (y) the settlement or compromise does not, in the reasonable opinion of the Indemnitee


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

materially adversely affect the right of the Certificate Trustee or such Indemnitee to receive Rent or the Lease Balance or any other payment pursuant to the Operative Documents, or involve a material risk of sale, forfeiture or loss of the Premises or any interest therein or any matter described in the provisos to the definition of "Permitted Contest". The failure of an Indemnitee to contest timely a claim against it for any Tax which is subject to indemnification under Section 7.2(a) and for which it has an obligation to Lessee to contest under this Section 7.2(b) in the manner required by Applicable Laws and Regulations where Lessee has timely requested that such Indemnitee contest such claim shall relieve Lessee of its obligations to such Indemnitee under Section 7.2(a) with respect to such claim only to the extent such failure results in the loss of an effective contest. If Applicable Laws and Regulations require the payment of a contested Tax as a condition to, or regardless of, its being contested, and Lessee chooses to contest such Tax or to direct the Indemnitee to contest such Tax in accordance with this Section, then Lessee shall provide the Indemnitee with the funds to pay such Tax, such provision of funds to be deemed a non-interest bearing loan by Lessee to the Indemnitee to be repaid by any recovery of such Tax from such contest and any remaining unpaid amount not recovered to offset Lessee's obligation to indemnify the Indemnitee for such Tax. Lessee shall indemnify the Indemnitee on a Grossed-Up Basis in accordance with Section 7.6 for and against any adverse consequences of any such interest-free loan. In the event that the Indemnitee receives a refund (or like adjustment) in respect of any Tax for which the Indemnitee has been reimbursed by Lessee, the Indemnitee shall promptly remit the amount of such refund (or like adjustment), plus any interest received thereon, to Lessee, net of all costs and expenses incurred by such Indemnitee; provided, however, that the Indemnitee shall not be required to remit any amount pursuant to this sentence in excess of the amounts previously paid by Lessee to, or on behalf of, such Indemnitee with respect to such Tax pursuant to this Article VII, plus any interest received thereon.

                (c) Payments. Any Tax indemnifiable under Section 7.2(a) shall be paid by Lessee directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to an Indemnitee pursuant to Section 7.2(a) shall be paid within thirty days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to
Section 7.2(a) directly to the Indemnitee entitled thereto or


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



Lessee, as the case may be, shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Indemnitee with respect to a Tax that Lessee is required to pay, Lessee shall furnish to such Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Indemnitee.

                (d) Reports. If any report, return or statement is required to be filed with respect to any Taxes that are subject to indemnification under
Section 7.2(a), Lessee shall, if Lessee is permitted by Applicable Laws and Regulations, timely prepare and file such report, return or statement; provided, however, that if Lessee is not permitted by Applicable Laws and Regulations to file any such report, return or statement, Lessee will promptly so notify the appropriate Indemnitee, in which case the Indemnitee, at Lessee's expense, will file any such report after preparation thereof by Lessee.

                (e) Calculation of Payments. Any payment that the Lessee shall be required to make to or for the account of any Indemnitee with respect to any Tax that is subject to indemnification under this Section 7.2 shall be paid on a Grossed- Up Basis under Section 7.6 of this Agreement. If an Indemnitee or any Affiliate of such Indemnitee who files any tax return on a combined, consolidated, unitary or similar basis with such Indemnitee shall actually realize any saving of any Tax not indemnifiable by the Lessee pursuant to the Operative Documents (by way of credit (including any foreign tax credit), deduction, exclusion from income or otherwise) by reason of any amount with respect to which the Lessee has indemnified such Indemnitee pursuant to this
Section 7.2, and such tax saving was not taken into account in determining the amount payable by the Lessee on account of such indemnification, such Indemnitee shall pay to the Lessee, so long as no Lease Event of Default shall have occurred and be continuing (but shall be required to make such payment at such time as the Lease Event of Default shall have been cured or at the time the Lessee shall have fulfilled all of its obligations arising upon such Lease Event of Default), within 10 days after such Indemnitee shall have actually realized such tax saving, the amount of such saving, together with the amount of any tax saving resulting from any payment pursuant to this sentence (provided that such payments by such Indemnitee shall not exceed the amount of the payments made by Lessee to or for such Indemnitee which gave rise to such savings and payment by such Indemnitee).

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

                (f) Refund. If an Indemnitee shall receive a refund of (or receive a credit against or any other current reduction in, any Tax not indemnified by the Lessee under this Section 7.2, in respect of) all or part of any Taxes which the Lessee shall have paid on behalf of such Indemnitee or for which the Lessee shall have reimbursed, advanced funds to or indemnified such Indemnitee (or would have received such a refund, credit or reduction but for a counterclaim or other claim not indemnified by the Lessee hereunder (a "deemed refund")), within 10 days of such receipt (or, in the case of a deemed refund, within 30 days of the final determination of such deemed refund), such Indemnitee shall pay or repay to the Lessee an amount equal to the amount of such refund or deemed refund, plus any net tax benefit (taking into account any Taxes incurred by such Indemnitee by reason of the receipt of such refund, credit or reduction or deemed refund) realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence (provided that such payments by such Indemnitee shall not exceed the amount of the payments made by Lessee to or for such Indemnitee which gave rise to such refund and payment by such Indemnitee). If, in addition to such refund, credit or reduction or deemed refund, as the case may be, such Indemnitee shall receive (or would have received but for a counterclaim or other claim not indemnified by the Lessee hereunder) an amount representing interest on the amount of such refund, credit or reduction, or deemed refund, as the case may be, such Indemnitee shall pay to the Lessee within 10 days of such receipt or, in the case of a deemed refund, within 10 days of the final determination of such deemed refund, that proportion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by the Lessee prior to the receipt of such refund or deemed refund.

                (g) Non-Parties. If an Indemnitee is not a party to this Agreement, the Lessee may require the Indemnitee to agree in writing, in a form reasonably acceptable to the Lessee, to the terms of this Section 7.2 prior to making any payment to such Indemnitee under this Section 7.2.

                (h) Verification. The results of all computations required under this Section 7.2, together with a statement describing in reasonable detail the manner in which such computations were made, shall be delivered to the Lessee in writing. If the Lessee so requests within 30 days after receipt of such computations, any determination shall be reviewed by a nationally recognized independent public accounting firm mutually acceptable to the relevant Indemnitee and the Lessee who shall be asked to verify, after consulting with the Lessee and the relevant Indemnitee, whether the relevant Indemnitee's computations are


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

correct, and to report its conclusions to both the Lessee and the relevant Indemnitee. Subject to satisfactory confidentiality agreements, the relevant Indemnitee and the Lessee hereby agree to provide such accountants with all information and materials as shall be reasonably necessary or desirable in connection herewith. The fees of the accountants in verifying an adjustment pursuant to this Section 7.2 shall be paid by the Lessee, unless such verification discloses an error adverse to the Lessee in an amount greater than 5% of the amount of the indemnity payment as determined by the accounting firm, in which case such fees shall be paid by the relevant Indemnitee. Any information provided to such accountants by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and the accountants will confirm in writing that they will treat such information
as) the private, proprietary and confidential property of such Person, and no Person other than such Person and the accountants shall be entitled thereto, and all such materials shall be returned to such Person. Such accounting firm shall be requested to make its determination within 30 days of the Lessee's request to such accounting firm for review. In the event such independent public accounting firm shall determine that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The computations of the independent public accounting firm shall be final, binding and conclusive upon, the Lessee and the relevant Indemnitee and the Lessee shall not have any right to inspect the books, records, tax returns or other documents of or relating to the relevant Indemnitee to verify such computations or for any other purpose. The parties hereby agree that the independent public accounting firm's sole responsibility shall be to verify the computation of any amounts payable under this Section 7.2 and that matters of interpretation of this Agreement and the other Operative Documents are not within the scope of such independent public accounting firm's responsibilities.

                (i) Restructuring For Withholding Taxes. Each party covered by this Section 7.2 agrees to use reasonable efforts to investigate alternatives for reducing any withholding Taxes that are indemnified against hereunder or imposed on Rent (whether or not indemnifiable hereunder) and to use reasonable efforts to reduce any withholding Taxes that are indemnified against hereunder, including, without limitation, negotiating in good faith to relocate or restructure the Advance (which relocation or restructuring shall be at the Lessee's expense), but no Party shall be obligated to take any such action as such Party determines will be adverse to its business or financial or commercial interests.


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

                (j) Tax Ownership. Each Indemnitee represents and warrants that it will not, prior to the termination of the Lease, claim ownership of (or any tax benefits, including depreciation, with respect to) the Improvements for any income tax purposes (unless required to do so by an Authority), it being understood that it is the intention of all parties to this transaction that the Lessee is and will remain the owner of the Premises for such income tax purposes until the termination of the Lease.

        SECTION 7.3. Withholding Tax Exemption. At least five (5) Business Days prior to the first date on which any payment is due under any Note or Certificate for the account of any Participant not organized or incorporated under the laws of the United States or a state thereof, such Participant agrees that it will have delivered to each of Lessee, Certificate Trustee and Agent, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Participant is entitled to receive payments of Interest or Yield and a return of principal on the Certificate Amount and its Loans, as applicable, including Capitalized Interest or Capitalized Yield, as applicable, under the Operative Documents without deduction or withholding of any United States Federal income taxes. Each Participant which so delivers Form 1001 and Form W-8 or delivers Form 4224 and Form W-9 further undertakes to deliver to each of Lessee, Certificate Trustee and Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Lessee, Certificate Trustee and Agent in each case certifying that such Participant is entitled to receive payments under the Operative Documents without deduction or withholding of any United States Federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Participant from duly completing and delivering any such form with respect to it and such Participant advises Lessee, Agent and Certificate Trustee that it is not capable of receiving payments without any withholding of United States Federal income tax.

        SECTION 7.4. Increased Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank regulator or other Authority


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



("Change in Law") imposes, modifies, affects or deems applicable any reserve, special deposit, capital adequacy or other requirement required or expected to be maintained by any Participant directly or by its parent company (including, without limitation, any reserve requirements specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities" as defined in Regulation D of such Board of Governors), or shall impose on any Participant (or its LIBOR Office) or on the London interbank market any other condition or any tax, duty or other charge with respect to or otherwise affecting the maintenance of its Loan principal or Certificate Amounts on a LIBO Rate basis, and such Participant determines (in its sole and absolute discretion) that the rate of return on it or its parent's capital as a consequence of the Funding made by such Participant hereunder to pay its share of the Advance is reduced to a level below that which such Participant or its parent could have achieved but for the occurrence of any such circumstances, then, in any such case, upon written notification from time to time by such Participant to Certificate Trustee and Lessee, Lessee shall, within five (5) Business Days following receipt of the statement referred to in the next sentence, pay to Certificate Trustee, as Supplemental Rent, additional amounts sufficient to compensate such Participant or its parent for such reduction in rate of return (on an after-tax basis), which amounts shall thereupon be paid directly by Certificate Trustee to such Participant; provided, however, that the liability of Lessee to compensate or reimburse any Participant for increased costs resulting from a circumstance described in this Section 7.4 prior to the first demand by such Participant for such compensation or reimbursement shall be limited to those increased costs incurred in the 180-day period preceding the date of such demand. A statement of a Participant as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee. In determining such amount, each Participant shall use any method of averaging or attribution that it (in its reasonable discretion) shall deem applicable. Each Participant shall use reasonable efforts (including reasonable efforts to change its LIBOR Office) to avoid or minimize any amounts which might otherwise be payable pursuant to this Section 7.4; provided, however, that such efforts shall not be deemed by such Participant, in its sole discretion, to be disadvantageous to it. In the event that such efforts are insufficient to avoid or minimize such amounts that might be payable pursuant to this Section 7.4, then such Participant (the "Affected Participant") shall use its reasonable efforts to transfer to any other Participant (which itself is not then an Affected Participant) its Notes and Certificates in compliance with


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

the restrictions on transfer in this Agreement; provided, however, that such transfer shall not be deemed by such Affected Participant, in its sole discretion, to be disadvantageous to it (other than the economic disadvantage of ceasing to be a Participant). In the event that the Affected Participant is unable, or otherwise is unwilling, so to transfer its rights and obligations, Lessee may designate an alternate financial institution to purchase the Affected Participant's Notes and Certificates and, subject to the provisions of Sections
7.5 and 6.3, the Affected Participant shall transfer its rights and obligations to such alternate financial institution and such alternate financial institution shall become a Participant hereunder; provided that the costs of such transfer to either another Participant or an alternate financial institution shall be borne by Lessee.

        SECTION 7.5. Funding Losses. Lessee shall pay to Certificate Trustee, as Supplemental Rent, such amounts as may be necessary to reimburse any Participant for any loss or expense (including, without limitation, any administration costs) incurred (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Participant to make, continue or maintain any portion of its investment in any Note or Certificate on a LIBO Rate basis) as a result of any payment of all or any portion of the Lease Balance for any reason on a date other than a Payment Date, including, without limitation, by reason of acceleration (the amount of such loss or expense is called the "Break Funding Amount"). Any Participant shall promptly notify Certificate Trustee and Agent in writing of the amount of any claim under this Section 7.5, the reason or reasons therefor and the additional amount required fully to compensate such Participant for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee.

        SECTION 7.6. Gross Up. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Tax which Lessee is required to pay or reimburse under any other provision of this Article VII (each such payment or reimbursement under this Article VII, an "original payment") and which original payment constitutes income to such Indemnitee when accrued or received, then Lessee shall pay to such Indemnitee on demand the amount of such original payment on a grossed-up basis such that, after subtracting all Taxes imposed on such Indemnitee with respect to such grossed-up payment by Lessee (including any Taxes otherwise excluded by Section 7.2(b) and assuming for this purpose that such Indemnitee was subject to taxation at the highest


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

Federal and applicable, state and local marginal rates applicable to widely held corporations for the year in which such income is taxable), such amount (i.e., the grossed-up payment minus the taxes thereon) shall be equal to the original payment to be received or reimbursed (net of any credits, deductions or other tax benefits then actually recognized that arise from the payment by such Indemnitee of any amount, including taxes, for which the payment to be received is made) ("Grossed-Up Basis").

            SECTION 7.7. Premises Indemnity. In the event that (a) Lessee elects the Sale Option; and (b) after paying to Certificate Trustee, for the benefit of the Participants, any amounts due under Article XXII of the Lease, the Lease Balance shall not have been reduced to zero, then Lessee shall promptly pay over to Certificate Trustee on the Lease Expiration Date the shortfall unless Lessee delivers a report from an appraiser selected by the Required Participants in form and substance satisfactory to the Required Participants and using approved methods satisfactory to the Required Participants which establishes that the reasons for the actual Fair Market Value of the Premises as of the Lease Expiration Date being less than the Fair Market Value anticipated for such date in the Appraisals delivered pursuant to Section 3.3(a)(v) was not due to any of the following events, circumstances or conditions, whether or not permitted under the Lease: (i) the failure to maintain the Premises as required by the Lease and the other Operative Documents, and in at least as good a condition as it was in on the Completion Date for such Site, ordinary wear and tear excepted;
(ii) the carrying out of or the failure to undertake any modifications, improvements or Alterations (including the Financed Improvements) whether or not permitted pursuant to the Operative Documents; (iii) any change or modification to the Plans and Specifications following the earlier of (x) the Document Closing Date and (y) the delivery of the Plans and Specifications pursuant to
Section 3.3(a), whether or not permitted pursuant to the Operative Documents,
(iv) the existence of any environmental condition at or affecting the Premises whether or not such condition existed on the initial Advance Date; (v) any defect, exception, easement, restriction or other encumbrance on or title to for the Premises whether or not created or existing on the initial Advance Date;
(vi) the dependence of the Premises on any improvement or facility not fully located on the Premises (except for government-provided utilities existing and benefitting the Premises as of the date hereof the benefits of which are lost for reasons other than the fault of Lessee and which could not have been retained through the exercise by Lessee of commercially reasonable efforts to keep such utilities in place); or (vii) any other cause or condition within the power of Lessee to control or affect other than ordinary wear and tear.


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
        SECTION 7.8. Environmental Indemnity. Without limitation of the other provisions of this Article VII, Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all Claims (including without limitation third party claims for personal injury or real or personal property damage and any Claim for which Certificate Trustee has liability pursuant to Article VII of the Loan Agreement), losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including reasonable and documented attorneys' and/or paralegals' fees and expenses), including all costs incurred in connection with any investigation or monitoring of Premises conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising in whole or in part, out of

                (a) the presence on, under or around the Premises or any portion thereof of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from, onto or around the Premises or any portion thereof,

                (b) any activity, including, without limitation, construction (including construction of the Financed Improvements), carried on or undertaken on or off the Premises or any portion thereof, and whether by Lessee or any of its Affiliates or any predecessor in title or any employees, agents, sublessees, contractors or subcontractors of Lessee, any of its Affiliates or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on, under or around or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Premises or any portion thereof,

                (c) loss of or damage to any property or the environment arising from or in any way related to the Premises or Lessee or any of its Affiliates (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case arising from or in any way related to the Premises, Lessee, any of its Affiliates or the Overall Transaction or any portion thereof,


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

                (d) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Authority to record a Lien against the Premises or any portion thereof, or

                (e) any residual contamination on or under any of the Premises, or affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, in each case arising from or in any way related to the Premises, Lessee, any of its Affiliates, or the Overall Transaction or any portion thereof, and irrespective of whether any of such activities were or will be undertaken in accordance with Applicable Laws and Regulations.

Notwithstanding the foregoing provisions of this Section 7.8, (x) Lessee shall not be obligated to indemnify an Indemnitee under this Section 7.8 for any Claim to the extent that it is attributable to any of the following: (i) Taxes assessed against or loss of tax benefits and the cost and expense of tax controversies incurred by such Indemnitee (whether or not indemnified by Lessee under Section 7.2, other than a payment necessary to make payments under this
Section 7.8 on an after-tax basis; (ii) the gross negligence or willful misconduct of such Indemnitee; (iii) the breach by such Indemnitee of its representations and warranties in Section 4.2, 4.3, or 4.4, as the case may be or the breach by an Indemnitee of its covenant in Section 6.2(a) hereof; and
(iv) any Claim resulting from the imposition of any Certificate Trustee Lien for which such Indemnitee is responsible for the discharge thereof; and (y) during the Construction Period Lessee shall not be obligated to indemnify a Lender or Certificate Purchaser under this Section 7.8 for any Claim to the extent that it is attributable to acts, events or circumstances occurring during, and not attributable to or constituting acts, events or circumstances occurring prior to, the Construction Period, provided that this clause (y)shall not limit the obligations of Lessee to indemnify Certificate Trustee for any such Claim for which Certificate Trustee has liability pursuant to Article VII of the Loan Agreement.

        SECTION 7.9. Limitation on Recourse Liability During Construction Period. Notwithstanding any other provision set forth in this Participation Agreement or any of the other Operative Documents, upon a Construction Agency Event of Default with respect to a Site which relates solely to a Nonrelated Construction Event or a Lease Event of Default which relates solely to a Nonrelated Construction Event, unless and until the Completion Date for such Site has occurred, Lessee shall not be required to pay more than the Construction Recourse Amount for such Site on a recourse basis


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

with respect to any damages (which shall include Construction Breakage Costs and amounts payable by Construction Agent as Default Completion Costs) which relate to or arise from any such Nonrelated Construction Event; provided, however, that the foregoing limitation shall not apply to any Claim under any indemnity in any Operative Document, nor shall the foregoing in any way limit any remedy of Lessor or any Participant or any liability of Lessee as a consequence of such Nonrelated Construction Event with respect to any Site as to which the Completion Date has occurred.


                                  ARTICLE VIII
                                      AGENT

        SECTION 8.1. Appointment of Agent; Powers and Authorization to Take Certain Actions.

                (a) Each Participant irrevocably appoints and authorizes State Street Bank and Trust Company to act as its agent hereunder, with such powers as are specifically delegated to Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. Each Participant authorizes and directs Agent to, and Agent agrees for the benefit of the Participant, that, on the Document Closing Date and each Advance Date it will accept the documents described in Article III of this Participation Agreement. Agent accepts the agency hereby created applicable to it and agrees to receive all payments and proceeds pursuant to the Operative Documents and disburse such payments or proceeds in accordance with the Operative Documents. Agent shall have no duties or responsibilities except those expressly set forth in the Loan Agreement and this Participation Agreement. Agent shall not be responsible to any Participant (or to any other Person): (i) for any recitals, statements, representations or warranties of any party contained in the Loan Agreement, this Participation Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, the Operative Documents, other than the representations and warranties made by Agent in Section 4.4, or (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Mortgaged Property or the title thereto (subject to Agent's obligations under Section 4.4) or of the Loan Agreement or any other document referred to or provided for therein or (iii) for any failure by any Lessee, Certificate Trustee or any other third party (other than Agent) to perform any of its obligations under any Operative Document. Agent may employ agents, trustees or attorneys-in-fact, may vest any of them with any property, title, right or power deemed necessary for the purposes of such appointment and shall not be responsible for the negligence or


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

misconduct of any of them selected by it with reasonable care. Except as provided for at Section 8.1(c) below, neither Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, or in connection herewith.

                (b) Agent shall not have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of or otherwise deal with the Premises, any Mortgaged Property or any lease, or to otherwise take or refrain from taking any action under, or in connection with, this Participation Agreement or any related document to which Agent is a party, except as expressly provided by the terms hereof, and no implied duties of any kind shall be read into any Operative Document against Agent. The permissive right of Agent to take actions enumerated in this Participation Agreement or any other Operative Document shall never be construed as a duty, unless Agent is instructed or directed to exercise, perform or enforce one or more rights by the Required Participants (provided that Agent has received indemnification reasonably satisfactory to it). Subject to Section 8.1(c) below, no provision of the Operative Documents shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations under the Operative Documents, or in the exercise of any of its rights or powers thereunder. It is understood and agreed that the duties of Agent are ministerial in nature.

                (c) Except as specifically provided herein, Agent is acting hereunder solely as agent and, except as specifically provided herein, is not responsible to any party hereto in its individual capacity, except with respect to any claim arising from Agent's gross negligence or willful misconduct, or its negligence in the handling of funds or any breach of a representation or covenant made in its individual capacity.

                (d) Agent may accept deposits from, lend money to and otherwise deal with Lessee or any of its Affiliates with the same rights as it would have if it were not the named Agent hereunder.

        SECTION 8.2. Reliance. Agent may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice or other communication (including any communication by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been made, signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with due care (including any expert selected by Agent to


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aid Agent in any calculations required in connection with its duties under the
Operative Documents).

        SECTION 8.3. Action Upon Instructions Generally. Subject to Sections 8.4 and 8.6, upon written instructions of the Required Participants, Agent shall, on behalf of the Participants, give such notice or direction, exercise such right, remedy or power hereunder or in respect of the Premises, and give such consent or enter into such amendment to any document to which it is a party as Agent as may be specified in such instructions. Agent shall deliver to each Participant a copy of each notice, report and certificate received by Agent pursuant to the Operative Documents. Agent shall have no obligation to investigate or determine whether there has been a Lease Event of Default or a Lease Default. Agent shall not be deemed to have notice or knowledge of a Lease Event of Default or Lease Default unless a Responsible Officer of Agent is notified in writing of such Lease Event of Default or Lease Default; provided that Agent shall be deemed to have been notified in writing of any failure of Lessee to pay Rent in the amounts and at the times set forth in Article IV of the Lease. If Agent receives notice of a Lease Event of Default, Agent shall give prompt notice thereof, at Lessee's expense, to each Participant. Subject to Sections 8.4, 8.6 and 9.5, Agent shall take action or refrain from taking action with respect to such Lease Event of Default as directed by the Required Participants or, in the case of a Payment Default, as directed by any Participant; provided that, unless and until Agent receives such directions, Agent may refrain from taking any action with respect to such Lease Event of Default or Payment Default. Prior to the date the Lease Balance shall have become due and payable by acceleration pursuant to
Section 18.1 of the Lease, the Required Participants may deliver written instructions to Agent to waive, and Agent shall waive pursuant thereto, any Lease Event of Default and its consequences; provided that in the absence of written instructions from all Participants, Agent shall not waive any: (i) Payment Default, or (ii) covenant or provision which, under Section 9.5, cannot be modified or amended without the consent of all Participants. As to any matters not expressly provided for by this Participation Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Participants and such instructions of the Required Participants and any action taken or failure to act pursuant thereto shall be binding on each Participant.

        SECTION 8.4. Indemnification. Each Participant shall reimburse and hold Agent harmless, ratably in accordance with its Commitment at the time the indemnification is required to be given, (but only to the extent that any such indemnified amounts have not


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in fact been paid to Agent by, or on behalf of, Lessee in accordance with
Section 7.1) from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, judgments, or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including allocated charges, costs and expenses of internal counsel of Agent and all other reasonable attorneys' fees and expenses incurred by Agent, in any way relating to or arising in any manner out of: (i) any Operative Document, the enforcement hereof or thereof or the consummation of the transactions contemplated thereby, or (ii) instructions from the Required Participants (including, without limitation, the costs and expenses that Lessee is obligated to and does not pay hereunder, but excluding normal administrative costs and expenses incident to the performance by Agent of its agency duties hereunder other than materially increased administrative costs and expenses incurred as a result of a Lease Event of Default); provided that no Participant shall be liable for any of the foregoing to the extent they arise from (a) the gross negligence or willful misconduct of Agent, (b) the inaccuracy of any representation or warranty or breach of any covenant given by Agent in Section
4.4 or in the Loan Agreement, (c) in the case of Agent's handling of funds, the failure to act with the same care as Agent uses in handling its own funds or (d) any taxes, fees or other charges payable by Agent based on or measured by any fees, commissions or compensation received by it for acting as Agent in connection with the transactions contemplated by the Operative Documents.

        SECTION 8.5. Independent Credit Investigation. Each Participant by entering into this Participation Agreement agrees that it has, independently and without reliance on Agent or Arranger or any other Participant and based on such documents and information as it has deemed appropriate, made its own credit analysis of Lessee and its own decision to enter into this Participation Agreement and each of the other Operative Documents to which it is a party and that it will, independently and without reliance upon Agent, Arranger or any other Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Participation Agreement and any related documents to which it is a party. Agent shall not be required to keep itself informed as to the performance or observance by Lessee of any other document referred to (directly or indirectly) or provided for herein or to inspect the properties or books of Lessee. Except for notices or statements which Agent is expressly required to give under this Participation Agreement and for notices, reports and other documents and information expressly required to be furnished to Agent alone (and not also to each Participant and the


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
Certificate Trustee, it being understood that Agent shall forward copies of same to each Participant and the Certificate Trustee) hereunder or under any other Operative Document, Agent shall not have any duty or responsibility to provide any Participant with copies of notices or with any credit or other information concerning the affairs, financial condition or business of Lessee (or any of its Affiliates) that may come into the possession of Agent or any of its Affiliates.

        SECTION 8.6. Refusal to Act. Except for notices and actions expressly required of Agent hereunder and except for the performance of its covenants in
Section 4.4, Agent shall in all cases be fully justified in failing or refusing to act unless (a) it is indemnified to its reasonable satisfaction by the Participants against any and all liability and reasonable expense which may be incurred by it by reason of taking or continuing to take any such action (provided that such indemnity shall be subject to each of the limitations set forth at Section 8.4, including clauses (a) through (d) of Section 8.4, it being understood that no action taken by Agent in accordance with the instructions of the Required Participants shall be deemed to constitute any such matter) and (b) it is reasonably satisfied that such action is not contrary to any Operative Document or to any Applicable Laws and Regulations.

        SECTION 8.7. Resignation or Removal of Agent; Appointment of Successor. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to each Certificate Trustee and Lessee or may be removed at any time by written notice from the Required Participants. Upon any such resignation or removal, the Required Participants at the time of the resignation or removal shall have the right to appoint (so long as no Lease Event of Default is continuing, with the prior written consent of Lessee) a successor Agent which shall be a financial institution having a combined capital and surplus of not less than $500,000,000. If, within 30 calendar days after the retiring Agent's giving of notice of resignation or receipt of a written notice of removal, a successor Agent is not so appointed and does not accept such appointment, then the retiring or removed Agent may appoint a successor Agent and transfer to such successor Agent all rights and obligations of the retiring Agent. Such successor Agent shall be a financial institution having combined capital and surplus of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from duties and


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

obligations as Agent thereafter arising hereunder and under any related document. If the retiring Agent does not appoint a successor, any Participant shall be entitled to apply to a court of competent jurisdiction for such appointment, and such court may thereupon appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided.

        SECTION 8.8. Separate Agent. The Required Participants may, and if they fail to do so at any time when they are so required, Agent may, for the purpose of meeting any legal requirements of any jurisdiction in which the Premises or Mortgaged Property may be located, appoint one or more individuals or corporations either to act as co-agent jointly with Agent or to act as separate agent of all or any part of the Mortgaged Property, and vest in such individuals or corporations, in such capacity, such title to such Mortgaged Property or any part thereof, and such rights or duties as Agent may consider necessary or desirable. Agent shall not be required to qualify to do business in any jurisdiction where it is not now so qualified. Agent shall execute, acknowledge and deliver all such instruments as may be required by any such co-agent or separate agent more fully confirming such title, rights or duties to such co-agent or separate agent. Upon the acceptance in writing of such appointment by any such co-agent or separate agent, it, she or he shall be vested with such interest in the Mortgaged Property or any part thereof, and with such rights and duties, not inconsistent with the provisions of the Operative Documents, as shall be specified in the instrument of appointment, jointly with Agent (except insofar as local law makes it necessary for any such co-agent or separate agent to act alone), subject to all terms of the Operative Documents. Any co-agent or separate agent, to the fullest extent permitted by legal requirements of the relevant jurisdiction, at any time, by an instrument in writing, shall constitute Agent its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. If any co-agent or separate agent shall die, become incapable of acting, resign or be removed, the interest in the Mortgaged Property and all rights and duties of such co-agent or separate agent shall, so far as permitted by law, vest in and be exercised by Agent, without the appointment of a successor to such co-agent or separate agent.

        SECTION 8.9. Termination of Agency. The agency created hereby shall terminate upon the final disposition by Agent of all Mortgaged Property at any time subject hereto and the final distribution by Agent of all monies or other property or proceeds received pursuant to the Lease in accordance with their terms; provided, that at such time Lessee shall have complied fully with all the terms hereof.


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
        SECTION 8.10. Compensation of Agent. Lessee shall pay Agent its reasonable fees, costs and expenses for the performance of Agent's obligations hereunder (including the reasonable fees and expenses of its counsel).

        SECTION 8.11. Limitations. It is expressly understood and agreed by and among the parties hereto that, except as otherwise provided herein or in the other Operative Documents: (a) this Participation Agreement and the other Operative Documents to which Agent is a party are executed by Agent, not in its individual capacity (except with respect to the representations and covenants of Agent in Section 4.4), but solely as Agent under the Operative Documents in the exercise of the power and authority conferred and vested in it as such Agent;
(b) each and all of the undertakings and agreements herein made on the part of Agent are each and every one of them made and intended not as personal undertakings and agreements by Agent, or for the purpose or with the intention of binding Agent personally, but are made and intended for the purpose of binding only the Mortgaged Property unless expressly provided otherwise; (c) actions to be taken by Agent pursuant to its obligations under the Operative Documents may, in certain circumstances, be taken by Agent only upon specific authority of the Participants; (d) nothing contained in the Operative Documents shall be construed as creating any liability on Agent, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director, employee or agent of, Agent to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under them; and (e) so far as Agent, individually or personally, is concerned, the other parties hereto and any Person claiming by, through or under them shall look solely to the Mortgaged Property and Lessee for the performance of any obligation under any of the instruments referred to herein; provided, however, that nothing in this Section
8.11 shall be construed to limit in scope or substance the general corporate liability of Agent in respect of its gross negligence or willful misconduct, negligence in the handling of funds or for those representations, warranties and covenants of Agent in its individual capacity set forth herein or in any of the other agreements contemplated hereby.


                                   ARTICLE IX
                                  MISCELLANEOUS

        SECTION 9.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties


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

provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Agreement and any of the Operative Documents, the transfer of the interest in the Premises as provided herein or in any other Operative Documents (and shall not be merged into any deed, ground lease or any other conveyance or transfer document), any disposition of any interest of Certificate Trustee in the Premises, the purchase and sale of the Notes or Certificates, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

        SECTION 9.2. No Broker, etc. Except for Lessee's dealing with Security Pacific Leasing Corporation, as Arranger, each of the parties hereto represents to the others that it has not retained or employed any arranger, broker, finder or financial advisor to act on its behalf in connection with this Agreement, nor has it authorized any arranger, broker, finder or financial adviser retained or employed by any other Person so to act, nor has it incurred any fees or commissions to which Certificate Trustee, Agent or any Participant might be subjected by virtue of their entering into the transactions contemplated by this Agreement. Security Pacific Leasing Corporation's sole compensation for acting hereunder other than as an Arranger is the receipt of the amounts, including reimbursement of expenses, provided for in the Operative Documents, and the Arrangement Fee. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

        SECTION 9.3. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given: (i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the third Business Day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, and (ii) in the case of notice by facsimile or bank wire, when receipt is confirmed if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter, addressed as provided on Schedule II hereto, or to such other address as any of the parties hereto may designate by written notice.


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

        SECTION 9.4. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

        SECTION 9.5. Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified without the written agreement or consent of Certificate Trustee, Agent, Lessee and the Required Participants; provided, however, that Section 3.2(d) and Section 9.15 hereof may not be terminated, amended, supplemented, waived or modified without the written agreement or consent of the Arranger; and provided, further, that such termination, amendment, supplement, waiver or modification shall require the written agreement or consent of each Participant if such termination, amendment, supplement, waiver or modification would:

                (a) modify any of the provisions of this Section 9.5, change the definition of "Required Participants", or modify or waive any provision of any Operative Document requiring action by the Required Participants or all of the Participants, or release any collateral (except in connection with a transaction permitted by the Operative Documents or approved by the Required Participants);

                (b) reduce the amount or change the time of payment of any amount of principal owing or payable under any Note, Certificate or Interest or Yield owing or payable on any Note or Certificate, modify any of the provisions of Article III of the Loan Agreement or Article III of the Trust Agreement, or modify the definition of "Interest Rate" or "Yield Rate";

                (c) modify, amend, waive or supplement any of the provisions of Sections 11.1(b), 11.1(d), 13.1, 13.2, 13.6, 16.1, 17(a), 17(c) (to the extent such Section 17(c) relates to Sections 11.1(b) and 11.1(d) of the Lease), 17(d), 17(g), 17(h)(to the extent such Section 17(h) relates to provisions of the Construction Agency Agreement listed below in this Section 9.5(c)), 17(j) and 17(k) of the Lease, the provisions of Section 5.2(b) hereof, or the provisions of Sections 2.7(a), 2.7(e), 2.7(g),2.7(j), 2.8, 5.1(a), 5.1(b), 5.1(c),
5.1(e)(to the extent such Section 51(e) relates to Sections 11.1(b) and 11.1(d) of the Lease), 5.1(h) and 5.1(i) of the Construction Agency Agreement;

                (d) reduce any of the obligations of Guarantor under, or waive any of the provisions of, the Guarantee;


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

                (e) reduce, modify, amend or waive any indemnities in favor of any Participant;

                (f) reduce the amount or change the time of payment of Basic Rent, the Lease Balance, Sales Recourse Amount or the Construction Recourse Amount.

                (g) modify any provision of any Operative Document that expressly requires the unanimous consent of the Participants;

                (h) consent to modification, amendment or waiver releasing Lessee from its obligations to pay Basic Rent, the Lease Balance, Sale Proceeds or the Sales Recourse Amount or changing the absolute and unconditional character of such obligations;

                (i) permit the creation of any Lien on the Trust Estate or any part thereof except as permitted by the Operative Documents, or deprive any Participant of the benefit of the security interest and lien secured by the Mortgaged Property or the Trust Estate in a manner not generally applicable to the other Participants; or

                (j) terminate, modify, waive, amend, or supplement any part of
Section 3.2.

        SECTION 9.6. Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

        SECTION 9.7. Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement is intended for the benefit of any Person except the parties hereto, their successors and permitted assigns.

        SECTION 9.8. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE(EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS


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

LAW), EXCEPT THAT THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN ON A LEASED PROPERTY TO THE EXTENT REQUIRED BY APPLICABLE LAW SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH SUCH LEASED PROPERTY IS LOCATED.

        SECTION 9.9. Payment of Transaction Costs and Other Costs.

                (a) Transaction Costs. As and when any portion of Transaction Costs becomes due and payable, such Transaction Costs shall be paid by Lessee as Supplemental Rent; provided, that with respect to Transaction Costs directly attributable or allocated to any Site which are due and payable before the Completion Date for such Site, Lessee's obligation to pay such Transaction Costs on a recourse basis is subject to the provisions of Section 7.9. Before the Completion Date for such Site, Lessee shall, upon receiving funds sufficient to pay such Transaction Costs, promptly make payment of such Transaction Costs to the Person or Persons entitled to payment upon presentation to Lessee of bills or invoices for the amount of such payment.

                (b) Continuing Expenses. The continuing fees, expenses and disbursements (including reasonable counsel fees) of (i) Certificate Trustee, as Lessor under the Lease and as trustee under the Trust Agreement with respect to the administration of the Trust Estate and (ii) Agent under the Operative Documents, shall be allocated on a pro rata basis in proportion to the Commitments for each Site and shall be included in Advance Requests and paid for out of Advances before the Completion Date for each Site and, following the Completion date for any such Site, paid directly by Lessee as Supplemental Rent.

                (c) Amendments, Supplements and Appraisal. Without limitation of the foregoing, from and after the Completion Date for any Site, Lessee agrees to pay to the Participants, Certificate Trustee and Agent all costs and expenses (including reasonable legal fees and expenses of special counsel to Agent and Certificate Trustee and the document counsel for the Participants) incurred by any of them in connection with: (i) the considering, evaluating, investigating, negotiating and entering into or giving or withholding of any amendments or supplements or waivers or consents with respect to any Operative Document; (ii) any Casualty, Condemnation, Event of Loss, Event of Taking or termination of the Lease or any other Operative Document; (iii) the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Operative Document; (iv) the enforcement of the rights or remedies under the Operative Documents; (v) any transfer by Certificate Trustee or a Participant of any interest in the Operative Documents during the continuance of a Lease Event of


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

Default; or (vi) any Advance Date. It is understood and agreed that any event or circumstance giving rise to any of the foregoing costs and expenses shall not be considered an Unrelated Event.

        SECTION 9.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 9.11. Limited Liability of Certificate Trustee. The parties hereto agree that the Certificate Trustee, in its individual capacity, shall have no personal liability whatsoever to Lessee, Agent, the Participants or any of their respective successors and assigns for any Claim based on or in respect of this Agreement or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; provided, however, that the Certificate Trustee shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds) and, to each Participant for the breach of its obligations to the Participants in respect of the Trust Agreement and the Trust Estate, (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in its individual capacity in Section 4.4 or a breach of its covenant in Section 6.2(a) hereof, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions contemplated by the Operative Documents. The Certificate Trustee (in its individual capacity and as Lessor, Borrower and Certificate Trustee) shall have no responsibility for construction of the Financed Improvements or for the accuracy, sufficiency or adequacy of any of the information or documents submitted in connection with each Advance or upon Completion of the Financed Improvements.

        SECTION 9.12. Liabilities of the Participants. No Participant shall have any obligation to any other Participant or to Lessee, Certificate Trustee or Agent with respect to the transactions contemplated by the Operative Documents except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.


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

        SECTION 9.13. Submission to Jurisdiction; Waivers.

                (a) Each party hereto irrevocably and unconditionally:

                        (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the borough of Manhattan, and appellate courts from any thereof;

                        (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                        (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth on Schedule II or at such other address of which the other parties hereto shall have been notified pursuant to Section 9.3; and

                        (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                (b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE OPERATIVE DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

        SECTION 9.14. Reproduction of Documents. This Agreement, all documents constituting an Appendix, Schedule or Exhibit hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by the Participants or Certificate Trustee in connection with the receipt and/or acquisition of the Premises; and (c) financial statements, certificates, and other information previously or hereafter furnished to Certificate Trustee, Agent or any Participant may be reproduced by the party receiving the same


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

by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

        SECTION 9.15. Role of Security Pacific Leasing Corporation. Each party hereto acknowledges hereby that it is aware of the fact that Security Pacific Leasing Corporation has acted as an "arranger" with respect to the transactions contemplated by the Operative Documents. The parties hereto acknowledge and agree that Arranger and its Affiliates, including Bank of America National Trust and Savings Association, have not made any representations or warranties concerning, and that they have not relied upon Arranger as to, the tax, accounting or legal characterization or validity of (i) the Operative Documents or (ii) any aspect of the Overall Transaction. The parties hereto acknowledge and agree that Arranger has no duties, express or implied, under the Operative Documents in its capacity as Arranger. The parties hereto further agree that
Section 2.7, Section 3.2(d), Section 8.5, Section 9.2, the first proviso in the first sentence of Section 9.5, Section 9.9(a) and this Section 9.15 are for the express benefit of Arranger, and Arranger shall be entitled to rely thereon as if it were a party hereto.

                            [SIGNATURE PAGES FOLLOW]

                                                         PARTICIPATION AGREEMENT


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


Lessee:                                 DEL MONTE CORPORATION, as Lessee


                                        By:
                                            ----------------------------
                                        Name Printed:
                                        Title:

                                                         PARTICIPATION AGREEMENT




Guarantor:                              DEL MONTE CORPORATION, as Guarantor


                                        By:
                                            ----------------------------
                                        Name Printed:
                                        Title:

                                                         PARTICIPATION AGREEMENT


Certificate Trustee: State Street Bank and Trust Company of California, N.A., not in its individual capacity except as expressly stated herein, but solely as Certificate Trustee.



                                        By:
                                            ----------------------------
                                        Name:  Mark Henson
                                        Title: Assistant Vice President

                                                         PARTICIPATION AGREEMENT


                                   Agent: State Street Bank and Trust Company, not in its individual capacity except as expressly stated herein, but solely as Agent.


                                        By:
                                            ----------------------------
                                        Name Printed:
                                        Title:

                                                         PARTICIPATION AGREEMENT


Certificate Purchasers:                   , as Certificate Purchaser


                                        By:
                                            ----------------------------
                                        Name Printed:
                                        Title:

                                                         PARTICIPATION AGREEMENT


                                             Lenders:
                                        as Lender


                                        By:
                                            ----------------------------
                                        Name Printed:
                                        Title: